                                                               EXECUTION VERSION

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                                RATHGIBSON, INC.

                          11.25% SENIOR NOTES DUE 2014

                         -------------------------------

                                    INDENTURE

                          Dated as of February 7, 2006

                         -------------------------------

                              The Bank of New York

                                     Trustee

                         -------------------------------

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                             CROSS-REFERENCE TABLE*

      Trust Indenture
      Act Section                                              Indenture Section
      310(a)(1)..............................................        7.10
         (a)(2)..............................................        7.10
         (a)(3)..............................................        N.A.
         (a)(4)..............................................        N.A.
         (a)(5)..............................................        7.10
         (b).................................................        7.10
         (c).................................................        N.A.
      311(a).................................................        7.11
         (b).................................................        7.11
         (c).................................................        N.A.
      312(a).................................................        2.05
         (b).................................................        12.03
         (c).................................................        12.03
      313(a).................................................        7.06
         (b)(2)..............................................     7.06; 7.07
         (c).................................................     7.06; 12.02
         (d).................................................        7.06
      314(a).................................................  4.03;12.02; 12.05
         (c)(1)..............................................        12.04
         (c)(2)..............................................        12.04
         (c)(3)..............................................        N.A.
         (e).................................................        12.05
         (f).................................................        N.A.
      315(a).................................................        7.01
         (b).................................................     7.05; 12.02
         (c).................................................        7.01
         (d).................................................        7.01
         (e).................................................        6.11
      316(a) (last sentence).................................        2.09
         (a)(1)(A)...........................................        6.05
         (a)(1)(B)...........................................        6.04
         (a)(2)..............................................        N.A.
         (b).................................................        6.07
         (c).................................................        2.12
      317(a)(1)..............................................        6.08
         (a)(2)..............................................        6.09
         (b).................................................        2.04
      318(a).................................................        12.01
         (b).................................................        N.A.
         (c).................................................        12.01

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                   Page

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

                                    ARTICLE 2
                                    THE NOTES

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

                                    ARTICLE 4
                                    COVENANTS

                                    ARTICLE 5
                                   SUCCESSORS

   Section 5.01     Merger, Consolidation, or Sale of Assets.........................................68
   Section 5.02     Successor Corporation Substituted................................................69

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

                                    ARTICLE 7
                                     TRUSTEE

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

   Section 8.05     Deposited Money and Government Securities to be Held in Trust; Other
   Miscellaneous Provisions..........................................................................81

                                       ii

                                                                                                   Page

   Section 8.06     Repayment to Company.............................................................82
   Section 8.07     Reinstatement....................................................................82

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

                                   ARTICLE 10
                                 NOTE GUARANTEES

                                   ARTICLE 11
                           SATISFACTION AND DISCHARGE

   Section 11.01    Satisfaction and Discharge.......................................................89
   Section 11.02    Application of Trust Money.......................................................89

                                   ARTICLE 12
                                  MISCELLANEOUS

                                    EXHIBITS

Exhibit A1        FORM OF NOTE
Exhibit A2        FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B         FORM OF CERTIFICATE OF TRANSFER
Exhibit C         FORM OF CERTIFICATE OF EXCHANGE
Exhibit D         FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E         FORM OF NOTATION OF GUARANTEE

                                       iii

                                                                                                   Page

Exhibit F         FORM OF SUPPLEMENTAL INDENTURE

                                       iv

        INDENTURE dated as of February 7, 2006 between RathGibson, Inc., a
Delaware corporation, and The Bank of New York, as trustee.

        The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the
11.25% Senior Notes due 2014 (the "Notes"):

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01    Definitions.

        "144A Global Note" means a Global Note substantially in the form of
Exhibit A1 hereto bearing the Global Note Legend and the Private Placement
Legend and deposited with or on behalf of, and registered in the name of, the
Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

        "Acquired Debt" means, with respect to any specified Person:

                (1)     Indebtedness of any other Person existing at the time
        such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person;
        and

                (2)     Indebtedness secured by a Lien encumbering any asset
        acquired by such specified Person.

        "Acquisition" means the transactions contemplated by the Stock Purchase
Agreement dated as of December 6, 2005 among the Company, the sellers named therein, RGCH Holdings LLC and the representative named therein, and the financing of such transactions, including the borrowings under the Credit
Agreement and the offering of the Notes.

        "Additional Notes" means additional Notes (other than the Initial Notes and the Exchange Notes) issued under this Indenture in accordance with Sections
2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control,"
as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the
Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

        "Applicable Premium" means, as calculated by the Company, with respect to any Note on any redemption date, the greater of:

                (1)     1.0% of the principal amount of the Note; or

                                        1

                (2)     the excess of:

                (a) the present value at such redemption date of (i) the
        redemption price of the Note at February 15, 2010, (such redemption price being set forth in the table appearing in Section 3.07 hereof)
        plus (ii) all required interest payments due on the Note through
        February 15, 2010 (excluding accrued but unpaid interest to such redemption date), computed using a discount rate equal to the Treasury
        Rate as of such redemption date plus 50 basis points; over

                (b) the principal amount of the Note, if greater.

        "Applicable Procedures" means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

        "Asset Acquisition" means, with respect to any Person, (1) an Investment by such Person or any Restricted Subsidiary of such Person in any third Person pursuant to which such third Person shall become a Restricted Subsidiary of such
Person or any Restricted Subsidiary of such Person, or shall be merged with or into such Person or any Restricted Subsidiary of such Person, or (2) the acquisition by such Person or any Restricted Subsidiary of such Person of the assets of any third Person (other than a Restricted Subsidiary of such Person)
which constitutes all or substantially all of the assets of such third Person or comprises any division or line of business of such third Person or any other properties or assets of such third Person other than in the ordinary course of business.

        "Asset Sale" means:

                (1)     the sale, lease, conveyance or other disposition of any
        assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by
        Section 4.15 hereof and/or Section 5.01 hereof and not by Section 4.10 hereof; and

                (2)     the issuance of Equity Interests in any of the Company's
        Restricted Subsidiaries or the sale of Equity Interests in any of its
        Restricted Subsidiaries (other than directors' qualifying Equity
        Interests or Equity Interests required by applicable law to be held by a
        Person other than the Company or a Restricted Subsidiary).

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

                (1)     any single transaction or series of related transactions
        that involves assets having a Fair Market Value of less than $2.0 million;

                (2)     a transfer of assets between or among the Company and
        its Restricted Subsidiaries;

                (3)     an issuance of Equity Interests by a Restricted
        Subsidiary of the Company to the Company or to a Restricted Subsidiary
        of the Company;

                (4)     the licensing of intellectual property or other general
        intangibles to third persons on customary terms as determined by the
        Board of Directors in good faith and the ordinary course of business;

                                        2

                (5)     the sale or disposition in the ordinary course of
        business of any property or equipment that has become damaged, worn-out, obsolete, or otherwise unsuitable or not required for the ordinary course of business of the Company or its Restricted Subsidiaries;

                (6)     the sale or other disposition of cash or Cash
        Equivalents;

                (7)     a Restricted Payment that does not violate Section 4.07
        hereof or a Permitted Investment;

                (8)     the sale, lease, sub-lease, license, sub-license,
        consignment, conveyance or other disposition of equipment, inventory or other assets in the ordinary course of business, including leases with respect to facilities that are temporarily not in use or pending their disposition, or accounts receivable in connection with the compromise, settlement or collection thereof;

                (9)     the creation of a Lien (but not the sale or other
        disposition of property subject to such Lien);

                (10)    the issuance of Equity Interests by a Restricted
        Subsidiary of the Company in which the Company's percentage interest
        (direct or indirect) in the Equity Interests of such Restricted
        Subsidiary, after giving effect to the issuance, is at least equal to its percentage interest prior thereto;

                (11)    leases or subleases to third persons not interfering in
        any material respect with the business of the Company or any of its
        Restricted Subsidiaries; and

                (12)    the good faith surrender or waiver of contract rights or
        the settlement, release or surrender of claims of any kind.

        "Attributable Debt" in respect of a sale and leaseback transaction means, as at the time of determination, the present value of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with
GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

        "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3)
of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and
"Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

                (1)     with respect to a corporation, the board of directors of
        the corporation or any committee thereof duly authorized to act on behalf of such board;

                                        3

                (2)     with respect to a partnership, the Board of Directors of
        the general partner of the partnership;

                (3)     with respect to a limited liability company, the
        managing member or members or any controlling committee or Board of
        Directors of such company or of the sole member or of the managing members thereof; and

                (4)     with respect to any other Person, the board or committee
        of such Person serving a similar function.

         "Borrowing Base" means, as of any date, an amount equal to:

                (1)     85% of the face amount of all accounts receivable owned
        by the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; plus

                (2)     55% of the book value of all inventory, net of reserves,
        owned by the Company and its Restricted Subsidiaries as of the end of
        the most recent fiscal quarter preceding such date.

        "Broker-Dealer" has the meaning set forth in the Registration Rights
Agreement.

        "Business Day" means any day other than a Legal Holiday.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

                (1)     in the case of a corporation, corporate stock;

                (2)     in the case of an association or business entity, any
        and all shares, interests, participations, rights or other equivalents
        (however designated) of corporate stock;

                (3)     in the case of a partnership or limited liability
        company, partnership interests (whether general or limited) or membership interests; and

                (4)     any other interest or participation that confers on a
        Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

                (1)     United States dollars;

                (2)     securities issued or directly and fully guaranteed or
        insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than 360 days from the date of acquisition;

                                        4

                (3)     certificates of deposit and eurodollar time deposits
        with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the
        Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of
        "B" or better at the time of acquisition;

                (4)     repurchase obligations with a term of not more than 180
        days for underlying securities of the types described in clauses (2) and
        (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

                (5)     commercial paper having at the time of acquisition one
        of the two highest ratings obtainable from Moody's or S&P and, in each case, maturing within nine months after the date of acquisition;

                (6)     securities issued by any state of the United States of
        America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and at the time of acquisition thereof, having one of the two highest ratings obtainable from either Moody's or S&P;

                (7)     money market funds at least 95% of the assets of which
        constitute Cash Equivalents of the kinds described in clauses (1)
        through (6) of this definition; and

                (8)     local currencies held by the Company or any of its
        Restricted Subsidiaries, from time to time in the ordinary course of business.

        "Change of Control" means the occurrence of any of the following:

                (1)     the direct or indirect sale, lease, transfer, conveyance
        or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the
        Exchange Act) other than a Principal or a Related Party of a Principal;

                (2)     the adoption of a plan relating to the liquidation or
        dissolution of the Company;

                (3)     the consummation of any transaction (including, without
        limitation, any merger or consolidation), the result of which is that any "person" (as defined above), other than the Principals and their
        Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

                (4)     after an initial public offering of the Company or any
        direct or indirect parent of the Company, the first day on which a majority of the members of the Board of Directors of the Company are not
        Continuing Directors; provided, however, that Principals and their
        Related Parties and any limited partners of the Equity Sponsor do not, at such time, in the aggregate, (a) Beneficially Own, directly or indirectly, Voting Stock of the Company representing more than 50% of the total voting power of the Voting Stock of the Company or (b) have the right or ability by voting power, contract or otherwise to elect or designate a majority of the Board of Directors of the Company.

        "Clearstream" means Clearstream Banking, S.A. and any successor thereto.

                                        5

        "Company" means RathGibson, Inc., a Delaware corporation, and any and all successors thereto.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

                (1)     an amount equal to any extraordinary loss plus any net
        loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

                (2)     provision for taxes based on income or profits of such
        Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such
        Consolidated Net Income; plus

                (3)     the Fixed Charges of such Person and its Restricted
        Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

                (4)     an amount equal to imputed principal with respect to
        Attributable Debt paid during such period, to the extent that such imputed principal was deducted in computing such Consolidated Net
        Income; plus

                (5)     depreciation, amortization (including amortization of
        intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

                (6)     any management fees paid or accrued by the Company to
        Castle Harlan, Inc. or any of their respective Affiliates in such period pursuant to the terms of the Management Agreement as in effect on the date of this Indenture and as described in the Offering Memorandum, or to Liberty Partners or any of its Affiliates pursuant to the Management
        Services Agreement as in effect prior to the Acquisition, to the extent that any such management fees were deducted in computing such
        Consolidated Net Income; plus

                (7)     cash restructuring and/or nonrecurring charges not to
        exceed $2.0 million in any calendar year and not to exceed $4.0 million in the aggregate; plus

                (8)     all transaction and restructuring costs incurred during
        such period in connection with any Asset Acquisition in an aggregate amount not to exceed five percent of the total enterprise value of such
        Asset Acquisition; plus

                (9)     any severance payments made to former employees; minus

                (10)    non-cash items increasing such Consolidated Net Income
        for such period, excluding any such items to the extent they represent
        (a) the reversal in such period of an accrual of, or cash reserve for, cash expenses in a prior period, to the extent such accrual or reserve did not increase Consolidated Cash Flow in a prior period, (b) the amortization of income that was paid in a prior period or (c) the accrual of revenue or income consistent with past practice,

                                        6

        in each case, on a consolidated basis and determined in accordance with
        GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its
Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                (1)     the Net Income of any Person that is not a Restricted
        Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a
        Restricted Subsidiary of the Person;

                (2)     solely for the purposes of calculating Consolidated Net
        Income to determine the amount of Restricted Payments permitted under
        Section 4.07 hereof, the Net Income of any Restricted Subsidiary (other than a Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted
        Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

                (3)     the cumulative effect of a change in accounting
        principles will be excluded;

                (4)     notwithstanding clause (1) above, the Net Income of any
        Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries;

                (5)     all goodwill impairment charges will be excluded;

                (6)     non-cash charges relating to employee benefit or other
        management compensation plans of any direct or indirect parent of the
        Company (to the extent such non-cash charges relate to plans of any direct or indirect parent of the Company for the benefit of members of the Board of Directors of the Company (in their capacity as such) or employees of the Company and its Restricted Subsidiaries), the Company
        or any of its Restricted Subsidiaries or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards of any direct or indirect parent of the Company (to the extent such non-cash charges relate to plans of any direct or indirect parent of the Company for the benefit of members of the Board of Directors of the Company (in their capacity as such) or employees of the Company and its Restricted Subsidiaries), the Company or any of its
        Restricted Subsidiaries (excluding in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period) in each case will be excluded;

                (7)     any non-cash charges from the application of the
        purchase method of accounting in connection with the Acquisition or any future acquisition will be excluded;

                (8)     transaction costs and restructuring charges incurred in
        connection with the Acquisition will be excluded; and

                (9)     the amortization of the consideration for any
        non-competition agreements entered into in connection with the
        Acquisition shall be excluded.

                                        7

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

                (1)     was a member of such Board of Directors on the date of
        this Indenture; or

                (2)     was nominated for election or elected to such Board of
        Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

        "Corporate Trust Office of the Trustee" shall be at the address of the
Trustee specified in Section 12.02 hereof or such other address as to which the
Trustee may give notice to the Company.

        "Credit Agreement" means that certain Credit Agreement, to be dated as of February 7, 2006, by and among the Company and General Electric Capital
Corporation, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise, substituted) or refinanced (including by means of a receivables financing or sales of debt securities to institutional investors) in whole or in part from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring
(including increasing the amount of available borrowings or letters of credit thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

        "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement), indentures, or commercial paper facilities, in each case, with banks or other lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuance of notes, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise), substituted or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Custodian" means the Trustee, as custodian with respect to the Notes issuable or issued in whole or in part in global form, or any successor entity thereto appointed as Custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of
Interests in the Global Note" attached thereto.

        "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                                        8

        "Designated Noncash Consideration" means the Fair Market Value of noncash consideration received by the Company or any of its Restricted
Subsidiaries in connection with an Asset Sale that is so designated as
Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation delivered to the Trustee.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the
Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United
States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means a public or private offering of Qualified
Capital Stock of the Company or a direct or indirect parent of the Company, as the case may be.

        "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system and any successor thereto.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to the Registration Rights Agreement and Section 2.06(f) hereof.

        "Exchange Offer" has the meaning set forth for such term in the
Registration Rights Agreement.

        "Exchange Offer Registration Statement" has the meaning set forth in the
Registration Rights Agreement.

        "Existing Indebtedness" means all Indebtedness of the Company and its
Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture.

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).

                                        9

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any
Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed
Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge
Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

                (1)     the Acquisition, future acquisitions, dispositions,
        mergers, consolidations and discontinued operations that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its
        Restricted Subsidiaries acquired by the specified Person or any of its
        Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted
        Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the
        Securities Act), including Pro Forma Cost Saving, whether or not such
        Pro Forma Cost Savings complies with Regulation S-X, as if they had occurred on the first day of the four-quarter reference period;

                (2)     the Consolidated Cash Flow attributable to discontinued
        operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the
        Calculation Date, will be excluded (including by adding back the amount of any attributable Consolidated Cash Flow that was negative);

                (3)     the Fixed Charges attributable to discontinued
        operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the
        Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the
        Calculation Date;

                (4)     any Person that is a Restricted Subsidiary on the
        Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

                (5)     any Person that is not a Restricted Subsidiary on the
        Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

                (6)     if any Indebtedness bears a floating rate of interest,
        the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

                                       10

                (1)     the consolidated interest expense of such Person and its
        Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers'
        acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations (but, in calculating Fixed
        Charges for the purposes of determining the denominator of Fixed Charge
        Coverage Ratio only, excluding any one-time non-cash charges or expenses associated with the write off of deferred debt issuance costs relating to (A) Indebtedness that is retired with the proceeds of the Notes issued on the date of this Indenture or (B) the repayment or retirement of the Credit Facilities or the Notes); plus

                (2)     the consolidated interest expense of such Person and its
        Restricted Subsidiaries that was capitalized during such period; plus

                (3)     any interest on Indebtedness of another Person that is
        guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted
        Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

                (4)     the product of (a) all dividends, whether paid or
        accrued and whether or not in cash, on any series of preferred stock of such Person or any preferred stock of any of its Restricted
        Subsidiaries, other than dividends on Equity Interests payable solely in
        Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal,

in each case, determined on a consolidated basis in accordance with GAAP.

        "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American
Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

        "Global Note Legend" means the legend set forth in Section 2.06(g)(2)
hereof, which is required to be placed on all Global Notes issued under this
Indenture.

        "Global Notes" means, individually and collectively, each of the
Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A1 hereto and that bears the Global Note
Legend and that has the "Schedule of Exchanges of Interests in the Global Note"
attached thereto, issued in accordance with Section 2.01, 2.06(b)(3),
2.06(b)(4), 2.06(d) or 2.06(f) hereof.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof), and the payment for which the United States pledges its full faith and credit.

                                       11

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Guarantors" means each Subsidiary of the Company that executes a Note
Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this
Indenture.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

                (1)     interest rate swap agreements (whether from fixed to
        floating or from floating to fixed), interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing hedging or swapping interest rate risk;

                (2)     other agreements or arrangements designed to manage
        interest rates or interest rate risk; and

                (3)     other agreements or arrangements designed to protect
        such Person against fluctuations in currency exchange rates or commodity prices.

        "Holder" means a Person in whose name a Note is registered.

        "IAI Global Note" means a Global Note substantially in the form of
Exhibit A1 hereto bearing the Global Note Legend and the Private Placement
Legend and deposited with or on behalf of and registered in the name of the
Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited
Investors.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

                (1)     in respect of borrowed money;

                (2)     evidenced by bonds, notes, debentures or similar
        instruments or letters of credit (or reimbursement agreements in respect thereof) (other than letters of credit issued in respect of trade payables entered into in the ordinary course, to the extent such
        Obligations are cash collateralized or such letters of credit secure
        Obligations entered into in the normal course of business of such Person and such letters of credit are not drawn upon or, if drawn upon, to the extent any such drawing is reimbursed no later than three business days following receipt by such Person of a demand for reimbursement);

                (3)     in respect of banker's acceptances;

                (4)     representing Capital Lease Obligations or Attributable
        Debt in respect of sale and leaseback transactions;

                                       12

                (5)     representing the balance deferred and unpaid of the
        purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

                (6)     representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit,
Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the
Guarantee by the specified Person of any Indebtedness of any other Person.

        Notwithstanding the foregoing, in connection with the purchase by the
Company or any Restricted Subsidiary of any business, the term "Indebtedness"
will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed, determined and undisputed the amount is paid within 60 days thereafter.

        "Indenture" means this Indenture, as amended or supplemented from time to time.

        "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

        "Initial Notes" means the first $200,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

        "Initial Purchasers" means Bear, Stearns & Co. Inc. and Wachovia Capital
Markets, LLC.

        "Institutional Accredited Investor" means an institution that is an
"accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the
Securities Act, who are not also QIBs.

                                       13

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees made in the ordinary course of business and (ii) extensions of credit to customers or advances, deposits or payments to or with suppliers, lessors or utilities or for workers' compensation, in each case, that are incurred in the ordinary course of business and recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of such Person prepared in accordance with GAAP), purchases or other acquisitions for consideration of
Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company
sells or otherwise disposes of any Equity Interests of any direct or indirect
Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the
Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's Investments in
such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07(b). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a
Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

        "Letter of Transmittal" means the letter of transmittal or its electronic equivalent in accordance with the Applicable Procedures to be prepared by the Company and sent to all Holders of the Notes for use by such
Holders in connection with the Exchange Offer.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such asset.

        "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

        "Management Agreement" means that certain management agreement dated the date of this Indenture among the Company, RGCH Holdings Corp., RGCH Holdings LLC and Castle Harlan, Inc. or its designated affiliate, as manager.

        "Moody's" means Moody's Investors Service, Inc.

        "Net Income" means, with respect to any specified Person, the net income
(or loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

                (1)     any gain (or loss), together with any related provision
        for taxes on such gain (or loss), realized in connection with: (a) any
        Asset Sale (without giving effect to the $2.0 million threshold provided in the definition thereof) or abandonment and reserves relating thereto;
        or (b) the disposition of any securities by such Person or any of its
        Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

                                       14

                (2)     any extraordinary gain (or loss), together with any
        related provision for taxes on such extraordinary gain (or loss); and

                (3)     any unrealized non-cash gains or losses in respect of
        Hedging Obligations (including those resulting from the application of
        FAS 133), to the extent that such gains or losses are deducted in computing Net Income.

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration, including Designated Noncash Consideration, received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, appraisal and insurance adjuster fees and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the
Asset Sale, in each case, after taking into account without duplication, (1) any amounts required to be applied to the repayment of Indebtedness secured by a
Lien on the assets that were the subject of such Asset Sale, (2) any reserve or payment with respect to liabilities associated with such asset or assets and retained by the Company or a Restricted Subsidiary after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, (3) any reserves for adjustment in respect of the sale price of such asset, and (4) any cash escrows in connection with purchase price adjustments, reserves or indemnities (until released).

        "Non-Recourse Debt" means Indebtedness:

                (1)     as to which neither the Company nor any of its
        Restricted Subsidiaries (a) provides credit support of any kind
        (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

                (2)     no default with respect to which (including any rights
        that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other
        Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

                (3)     as to which (a) the explicit terms provide that there is
        no recourse against any assets of the Company or any of its Restricted
        Subsidiaries or (b) the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

        "Non-U.S. Person" means a Person who is not a U.S. Person.

        "Note Guarantee" means the Guarantee by each Guarantor of the Company's obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

        "Notes" has the meaning assigned to it in the preamble to this
Indenture. The Initial Notes and the Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes under this
Indenture including, without limitation, waivers, amendments, redemptions and offers to purchase and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

                                       15

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Offering Memorandum" means the Company's offering memorandum, dated
February 1, 2006, used in connection with the initial offering of the Initial
Notes.

        "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the
Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller,
the Secretary or any Vice-President of such Person.

        "Officers' Certificate" means a certificate signed on behalf of the
Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.05 hereof.

        "Opinion of Counsel" means an opinion from legal counsel, that meets the requirements of Section 12.04 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

        "Participant" means, with respect to the Depositary, Euroclear or
Clearstream, a Person who has an account with the Depositary, Euroclear or
Clearstream, respectively (and, with respect to DTC, shall include Euroclear and
Clearstream).

        "Permitted Business" means any business engaged in by the Company or any of its Subsidiaries on the date of the original issuance of the Initial Notes and any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Subsidiaries are engaged on the date of original issuance of the Initial Notes.

        "Permitted Investments" means:

                (1)     any Investment in the Company or in a Restricted
        Subsidiary of the Company;

                (2)     any Investment in Cash Equivalents;

                (3)     any Investment by the Company or any Restricted
        Subsidiary of the Company in a Person, if as a result of such
        Investment:

                        (a)     such Person becomes a Restricted Subsidiary of
                the Company; or

                        (b)     such Person is merged, consolidated or
                amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a
                Restricted Subsidiary of the Company;

                (4)     any Investment made as a result of the receipt of
        non-cash consideration from (a) an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof or (b) a sale or other disposition of assets not constituting an Asset Sale.

                (5)     any acquisition of assets or Capital Stock solely in
        exchange for the issuance of Equity Interests (other than Disqualified
        Stock) of the Company or a direct or indirect parent of the Company;

                                       16

                (6)     any Investment acquired by the Company or any of its
        Restricted Subsidiaries:

                        (a)     in exchange for any other Investment or accounts
                receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of a Person or the good faith settlement of delinquent obligations of a Person or of a
                litigation arbitration or other dispute, or

                        (b)     as a result of a foreclosure by the Company or
                any of its Restricted Subsidiaries with respect to any secured
                Investment or other transfer of title with respect to any
                secured Investment in default;

                (7)     Investments represented by Hedging Obligations;

                (8)     loans or advances to employees made in the ordinary
        course of business of the Company or any Restricted Subsidiary of the
        Company in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

                (9)     repurchases of the Notes;

                (10)    any Investment of the Company or any of its Restricted
        Subsidiaries existing on the date of this Indenture and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case pursuant to the terms of such Investments as in effect on the date of this Indenture;

                (11)    guarantees otherwise permitted by the terms of this
        Indenture;

                (12)    Investments resulting from the acquisition of a Person,
        otherwise permitted by this Indenture, which Investments at the time of such acquisition were held by the acquired Person and were not acquired in contemplation of the acquisition of such Person;

                (13)    Investments in joint ventures engaged in a Permitted
        Business having an aggregate value (measured on the date such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause
        (13) since the date of this Indenture not to exceed $5.0 million;

                (14)    Investments consisting of the licensing or contribution
        of intellectual property pursuant to joint marketing arrangements with other Persons; and

                (15)    other Investments in any Person other than an Affiliate
        of the Company having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other
        Investments made pursuant to this clause (15) that are at the time outstanding not to exceed $10.0 million.

        "Permitted Liens" means:

                (1)     Liens on assets of the Company or any of its Restricted
        Subsidiaries securing Indebtedness (including Capital Lease Obligations)
        or Attributable Debt and other Obligations in an amount when incurred, together with the aggregate amount of all other Indebtedness and other

                                       17

        Obligations at that time outstanding secured by a Lien pursuant to this clause (1), not to exceed the aggregate amount of Indebtedness and
        Attributable Debt that has been incurred and such additional debt as would be permitted to be incurred at such time, in each case, under clauses (1), (5), (15) and (18) of the definition of Permitted Debt and/or securing Hedging Obligations related thereto;

                (2)     Liens in favor of the Company or the Guarantors;

                (3)     Liens on property of a Person existing at the time such
        Person is merged with or into or consolidated with the Company or any
        Subsidiary of the Company; provided that such Liens were in existence prior to and were not incurred in connection with or in the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

                (4)     Liens on property (including Capital Stock) existing at
        the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

                (5)     Liens to secure the performance of tenders, completion
        guarantees, statutory obligations, surety or appeal bonds, bids, leases, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                (6)     Liens to secure Attributable Debt permitted by clause
        (4) the definition of Permitted Debt covering only the assets financed by such Indebtedness;

                (7)     Liens existing on the date of this Indenture;

                (8)     Liens for taxes, assessments or governmental charges or
        claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

                (9)     Liens imposed by law, such as carriers' warehousemen's,
        landlords', mechanics', suppliers', materialmen's and repairmen's Liens, or in favor of customs or revenue authorities or freight forwarders or handlers to secure payment of custom duties, in each case, incurred in the ordinary course of business;

                (10)    survey exceptions, easements or reservations of, or
        rights of others for or pursuant to any leases, licenses, rights-of-way, or other similar agreements or arrangements, development, air or water rights, sewers, electric lines, telegraph and telephone lines and other utility lines, pipelines, service lines, railroad lines, improvements and structures located on, over or under any property, drains, drainage ditches, culverts, electric power or gas generating or co-generation, storage and transmission facilities and other similar purposes, or zoning or other restrictions as to the use of real property which were not incurred to secure the payment of Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such
        Person;

                (11)    Liens created for the benefit of (or to secure) the
        Notes (or the Note Guarantees);

                (12)    Liens to secure any Permitted Refinancing Indebtedness
        permitted to be incurred under this Indenture; provided, however, that the new Lien shall be limited to all or part of the

                                       18

        same property and assets that secured or, under the written agreements pursuant to which the Indebtedness being refinanced arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof);

                (13)    Liens incurred by the Company or any Restricted
        Subsidiary of the Company with respect to obligations that do not exceed
        $5.0 million at any one time outstanding;

                (14)    Liens upon specific items of inventory or other goods
        and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                (15)    Liens incurred or pledges or deposits made in the
        ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security and employee health and disability benefits, or casualty or liability insurance or self insurance including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith;

                (16)    judgment and attachment Liens not giving rise to an
        Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made in conformity with GAAP;

                (17)    Liens securing Hedging Obligations incurred pursuant to
        clause (9) of the definition of "Permitted Debt;"

                (18)    any extension, renewal or replacement, in whole or in
        part, of any Lien described in clauses (6), (7), (19), or (20) of the definition of "Permitted Liens;" provided that any such extension, renewal or replacement is no more restrictive in any material respect than the Lien so extended, renewed or replaced and does not extend to any additional property or assets, in conformity with GAAP;

                (19)    any interest or title of a lessor, licensor or
        sublicensee under any operating lease, license or sublicense, as applicable; and

                (20)    Liens in favor of collecting or payor banks having a
        right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary thereof on deposit with or in possession of such bank.

        "Permitted Payments to Parent" means, without duplication as to amounts:

                (1)     payments to any direct or indirect parent of the Company
        to permit such direct or indirect parent to pay reasonable accounting, legal and administrative expenses of such Person when due, in an aggregate amount not to exceed $500,000 per annum (or $1.0 million per annum following the completion of an underwritten public offering of common stock of any such direct or indirect parent holding company); and

                (2)     for so long as the Company is a member of a group filing
        a consolidated or combined tax return with any direct or indirect parent of the Company, payments to such direct or indirect parent in respect of an allocable portion of the tax liabilities of such group that is attributable to the Company and its Subsidiaries ("Tax Payments") and to
        pay franchise or similar

                                       19

        taxes and fees of such direct or indirect parent required to maintain such direct or indirect parent's corporate existence. The Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax
        (including any penalties and interest) that the Company would owe if the
        Company were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the
        Company and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that direct or indirect parent actually owes to the appropriate taxing authority. Any Tax Payments received from the
        Company shall be paid over to the appropriate taxing authority within 60 days of direct or indirect parent's receipt of such Tax Payments or refunded to the Company.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the
Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted
Subsidiaries (other than intercompany Indebtedness); provided that:

                (1)     the principal amount (or accreted value, if applicable)
        of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including the amount of any reasonably determined premium and defeasance costs, incurred in connection therewith and other amounts necessary to accomplish such refinancing);

                (2)     such Permitted Refinancing Indebtedness has a final
        maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the
        Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

                (3)     if the Indebtedness being renewed, refunded, refinanced,
        replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the
        Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

                (4)     such Indebtedness is incurred either by the Company or
        by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Principals" means (i) Castle Harlan Partners IV, L.P., a Delaware limited partnership, or any Affiliate thereof or any fund or account controlled or managed by or under common control with Castle Harlan Partners IV, L.P. or any Affiliate thereof, (ii) Castle Harlan, Inc. and its employees, management and directors, (iii) Harley Kaplan, (iv) William Anacker, and (v) C. Michael
Griffith, Jr.

        "Private Placement Legend" means the legend set forth in Section
2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                                       20

        "Pro Forma Cost Savings" means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an acquisition that occurred during the four quarter period or after the end of the four quarter period and on or prior to the Calculation Date and calculated on a basis that is consistent with Regulation S-X under the
Securities Act as in effect and applied as of the date of this Indenture, (ii)
were actually implemented by the business that was the subject of any such acquisition within six months after the date of the acquisition and prior to the
Calculation Date that are supportable and quantifiable by the underlying accounting records of such business or (iii) relate to the business that is the subject of any such acquisition and that the Company reasonably determines are probable based upon specifically identifiable actions to be taken within six months of the date of the acquisition and, in the case of each of (i), (ii) and
(iii), are described, as provided below, in an Officers' Certificate, as if all such reductions in costs had been effected as of the beginning of such period.
Pro Forma Cost Savings described above shall be accompanied by a certificate delivered to the Trustee from the Company's chief financial officer that outlines the specific actions taken or to be taken, the net cost savings achieved or to be achieved from each such action and that, in the case of clause
(iii) above, such savings have been determined to be probable.

        "Qualified Capital Stock" means any Capital Stock that is not
Disqualified Stock.

        "Qualified Proceeds" means any of the following or any combination of the following:

                (1)     Cash Equivalents; and

                (2)     the Fair Market Value of assets that are used or useful
        in the Permitted Business; and

                (3)     the Fair Market Value of the Capital Stock of any Person
        engaged primarily in a Permitted Business if, in connection with the receipt by the Company or any of its Restricted Subsidiaries of such
        Capital Stock, such Person becomes a Restricted Subsidiary or such
        Person is merged or consolidated into the Company or any Restricted
        Subsidiary.

The Fair Market Value of any assets or Capital Stock that are required to be valued by this definition will be determined by the Board of Directors of the
Company whose resolution with respect thereto will be delivered to the Trustee.
The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $10.0 million.

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated as of February 7, 2006, among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional
Notes to register such Additional Notes under the Securities Act.

        "Regulation S" means Regulation S promulgated under the Securities Act.

        "Regulation S Global Note" means a Regulation S Temporary Global Note or
Regulation S Permanent Global Note, as appropriate.

                                       21

        "Regulation S Permanent Global Note" means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private
Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

        "Regulation S Temporary Global Note" means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

        "Related Party" means:

                (1)     any controlling stockholder, partners, member, 80% (or
        more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

                (2)     any trust, corporation, partnership, limited liability
        company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

        "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) having direct responsibility for the administration of this
Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "Restricted Definitive Note" means a Definitive Note bearing the Private
Placement Legend.

        "Restricted Global Note" means a Global Note bearing the Private
Placement Legend.

        "Restricted Investment" means an Investment other than a Permitted
Investment.

        "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent
Person that is not an Unrestricted Subsidiary.

        "Rule 144" means Rule 144 promulgated under the Securities Act.

        "Rule 144A" means Rule 144A promulgated under the Securities Act.

        "Rule 903" means Rule 903 promulgated under the Securities Act.

        "Rule 904" means Rule 904 promulgated under the Securities Act.

        "S&P" means Standard & Poor's Ratings Group.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

                                       22

        "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

        "Significant Subsidiary" means any Subsidiary that would be a
"significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

                (1)     any corporation, association or other business entity of
        which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                (2)     any partnership (a) the sole general partner or the
        managing general partner of which is such Person or a Subsidiary of such
        Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C.
SS.SS. 77aaa-77bbbb).

        "Treasury Rate" means, as determined by the Company, as of any redemption date, the yield to maturity as of such redemption date of United
States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 15, 2010; provided, however, that if the period from the redemption date to February 15, 2010, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trustee" means The Bank of New York until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

        "Unrestricted Definitive Note" means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

        "Unrestricted Global Note" means a Global Note that does not bear and is not required to bear the Private Placement Legend.

        "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted
Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

                                       23

                (1)     has no Indebtedness other than Non-Recourse Debt;

                (2)     except as permitted by Section 4.11 hereof, is not party
        to any agreement, contract, arrangement or understanding with the
        Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the
        Company;

                (3)     is a Person with respect to which neither the Company
        nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such
        Person to achieve any specified levels of operating results; and

                (4)     has not guaranteed or otherwise directly or indirectly
        provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries unless such guarantee or credit support is released upon its designation as an Unrestricted Subsidiary.

        "U.S. Person" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

        "Voting Stock" of any specified Person as of any date means the Capital
Stock of such Person that is at the time entitled to vote in the election of the
Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any
Indebtedness at any date, the number of years obtained by dividing:

                (1)     the sum of the products obtained by multiplying (a) the
        amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years
        (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                (2)     the then outstanding principal amount of such
        Indebtedness.

Section 1.02    Other Definitions.

                                                                         Defined
                                                                           in
        Term                                                             Section
        ----                                                             -------
        "Affiliate Transaction" .....................................     4.11
        "Alternate Offer" ...........................................     4.15
        "Asset Sale Offer" ..........................................     3.09
        "Authentication Order" ......................................     2.02
        "Change of Control Offer" ...................................     4.15
        "Change of Control Payment" .................................     4.15
        "Change of Control Payment Date" ............................     4.15
        "Covenant Defeasance" .......................................     8.03
        "DTC" .......................................................     2.03
        "Event of Default" ..........................................     6.01
        "Excess Proceeds" ...........................................     4.10
        "incur" .....................................................     4.09

                                       24

                                                                         Defined
                                                                           in
        Term                                                             Section
        ----                                                             -------
        "Legal Defeasance"...........................................     8.02
        "Make-Whole Redemption Date".................................     3.07
        "Offer Amount"...............................................     3.09
        "Offer Period"...............................................     3.09
        "Paying Agent"...............................................     2.03
        "Payment Default" ...........................................     6.01
        "Permitted Debt".............................................     4.09
        "Primary Lien"...............................................     4.12
        "Purchase Date"..............................................     3.09
        "Registrar"..................................................     2.03
        "Restricted Payments"........................................     4.07

Section 1.03    Incorporation by Reference of Trust Indenture Act.

        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

        The following TIA terms used in this Indenture have the following meanings:

        "indenture securities" means the Notes and the Note Guarantees;

        "indenture security Holder" means a Holder of a Note;

        "indenture to be qualified" means this Indenture;

        "indenture trustee" or "institutional trustee" means the Trustee; and

        "obligor" on the Notes and the Note Guarantees means the Company and the
Guarantors, respectively, and any successor obligor upon the Notes and the Note
Guarantees, respectively.

        All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them either in the TIA or applicable SEC rule.

Section 1.04    Rules of Construction.

        Unless the context otherwise requires:

                (1)     a term has the meaning assigned to it;

                (2)     an accounting term not otherwise defined has the meaning
        assigned to it in accordance with GAAP;

                (3)     "or" is not exclusive;

                (4)     words in the singular include the plural, and in the
        plural include the singular;

                (5)     "will" shall be interpreted to express a command;

                                       25

                (6)     provisions apply to successive events and transactions;
        and

                (7)     references to sections of or rules under the Securities
        Act, the Exchange Act or the TIA will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2
                                    THE NOTES

Section 2.01    Form and Dating.

        (a)     General. The Notes and the Trustee's certificate of
authentication will be substantially in the form of Exhibits A1 and A2 hereto.
The Notes may have notations, legends or endorsements required by any law, stock exchange rule or usage to which the Company is subject. Each Note will be dated the date of its authentication. The Notes shall be issued in denominations of
$2,000 and integral multiples of $1,000 in excess thereof.

        The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this
Indenture, the provisions of this Indenture shall govern and be controlling.

        (b)     Global Notes. Notes issued in global form will be substantially in the form of Exhibits A1 or A2 hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of
Exhibit A1 hereto (but without the Global Note Legend thereon and without the
"Schedule of Exchanges of Interests in the Global Note" attached thereto). Each
Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions thereof and transfers of interest therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the
Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

        (c)     Temporary Global Notes. Notes offered and sold in reliance on
Regulation S will be issued initially in the form of the Regulation S Temporary
Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of
Euroclear or Clearstream, duly executed by the Company and authenticated by the
Trustee as hereinafter provided. The Restricted Period will be terminated upon the Trustee using its commercially reasonable efforts to receive:

                (1)     a written certificate from the Depositary, together with
        copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S
        Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A
        Global

                                       26

        Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and

                (2)     an Officers' Certificate from the Company.

        Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable
Procedures. Simultaneously with the authentication of the Regulation S Permanent
Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the
Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                (3)     Euroclear and Clearstream Procedures Applicable. The
        provisions of the "Operating Procedures of the Euroclear System" and
        "Terms and Conditions Governing Use of Euroclear" and the "General Terms
        and Conditions of Clearstream Banking" and "Customer Handbook" of
        Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent
        Global Note that are held by Participants through Euroclear or
        Clearstream.

Section 2.02    Execution and Authentication.

        At least one Officer must sign the Notes for the Company by manual or facsimile signature.

        If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

        A Note will not be valid until authenticated by the manual signature of the Trustee or its authenticating agent as provided below. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

        The Trustee will, upon receipt of a written order of the Company signed by at least one Officer (an "Authentication Order"), authenticate Notes for original issue that may be validly issued under this Indenture, including any
Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

        The Company may, subject to the covenants and the terms of this
Indenture and applicable law, issue Additional Notes and Exchange Notes under this Indenture. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate
Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an
Affiliate of the Company.

Section 2.03    Registrar and Paying Agent.

        The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The
Registrar will keep a register of the Notes and of their transfer and exchange.
The Company may appoint one or more co-registrars and one or more additional paying agents. The term

                                       27

"Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the
Trustee shall act as such. The Company or any of its Subsidiaries may act as
Paying Agent or Registrar.

        The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

        The Company initially appoints the Trustee to act as the Registrar and
Paying Agent and to act as Custodian with respect to the Global Notes and the
Trustee hereby agrees to so initially act.

Section 2.04    Paying Agent to Hold Money in Trust.

        The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of
Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying
Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a
Subsidiary) will have no further liability for the money as Paying Agent, other than to account to the Trustee and the Company for any funds disbursed. If the
Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as
Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the
Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05    Holder Lists.

        The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA SS. 312(a). If the Trustee is not the Registrar, the Company will furnish or cause the Registrar to furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with
TIA SS. 312(a).

Section 2.06    Transfer and Exchange.

        (a)     Transfer and Exchange of Global Notes. A Global Note may not be
transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the
Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

                (1)     the Company delivers to the Trustee notice from the
        Depositary that it is unwilling or unable to continue to act as
        Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

                                       28

                (2)     the Company in its sole discretion determines that the
        Global Notes (in whole but not in part) should be exchanged for
        Definitive Notes and delivers a written notice to such effect to the
        Trustee; provided that in no event shall the Regulation S Temporary
        Global Note be exchanged by the Company for Definitive Notes prior to
        (A) the expiration of the Restricted Period and (B) the receipt by the
        Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B)
        under the Securities Act; or

                (3)     there has occurred and is continuing a Default or Event
        of Default with respect to the Notes.

        Upon the occurrence of either of the preceding events in (1) or (2)
above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global
Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

        (b)     Transfer and Exchange of Beneficial Interests in the Global
Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the
Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial interests. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                (1)     Transfer of Beneficial Interests in the Same Global
        Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement
        Legend; provided, however, that prior to the expiration of the
        Restricted Period, transfers of beneficial interests in the Regulation S
        Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).
        Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

                (2)     All Other Transfers and Exchanges of Beneficial
        Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section
        2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

                        (A)     both:

                                (i)     a written order from a Participant or an
                        Indirect Participant given to the Depositary in
                        accordance with the Applicable Procedures directing the
                        Depositary to credit or cause to be credited a
                        beneficial interest in another Global

                                       29

                        Note in an amount equal to the beneficial interest to be
                        transferred or exchanged; and

                                (ii)    instructions given in accordance with
                        the Applicable Procedures containing information
                        regarding the Participant account to be credited with
                        such increase; or

                        (B)     both:

                                (i)     a written order from a Participant or an
                        Indirect Participant given to the Depositary in
                        accordance with the Applicable Procedures directing the
                        Depositary to cause to be issued a Definitive Note in an
                        amount equal to the beneficial interest to be
                        transferred or exchanged; and

                                (ii)    instructions given by the Depositary to
                        the Registrar containing information regarding the
                        Person in whose name such Definitive Note shall be
                        registered to effect the transfer or exchange referred
                        to in (1) above;

                        provided that in no event shall Definitive Notes be
                        issued upon the transfer or exchange of beneficial
                        interests in the Regulation S Temporary Global Note
                        prior to (A) the expiration of the Restricted Period and
                        (B) the receipt by the Registrar of any certificates
                        required pursuant to Rule 903 under the Securities Act.

Upon consummation of an Exchange Offer by the Company in accordance with Section
2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the
Securities Act, the Trustee shall adjust the principal amount of the relevant
Global Note(s) pursuant to Section 2.06(h) hereof.

                (3)     Transfer of Beneficial Interests to Another Restricted
        Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the
        Registrar receives the following:

                        (A)     if the transferee will take delivery in the form
                of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                        (B)     if the transferee will take delivery in the form
                of a beneficial interest in the Regulation S Temporary Global
                Note or the Regulation S Permanent Global Note, then the
                transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                        (C)     if the transferee will take delivery in the form
                of a beneficial interest in the IAI Global Note, then the
                transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof.

                                       30

                (4)     Transfer and Exchange of Beneficial Interests in a
        Restricted Global Note for Beneficial Interests in an Unrestricted
        Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an
        Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
        Note if the exchange or transfer complies with the requirements of
        Section 2.06(b)(2) above and:

                        (A)     such exchange or transfer is effected pursuant
                to the Exchange Offer in accordance with the Registration Rights
                Agreement and the holder of the beneficial interest to be
                transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of
                Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii)
                a Person who is an affiliate (as defined in Rule 144) of the
                Company;

                        (B)     such transfer is effected pursuant to the Shelf
                Registration Statement in accordance with the Registration
                Rights Agreement;

                        (C)     such transfer is effected by a Broker-Dealer
                pursuant to the Exchange Offer Registration Statement in
                accordance with the Registration Rights Agreement; or

                        (D)     the Registrar receives the following:

                                (i)     if the holder of such beneficial
                        interest in a Restricted Global Note proposes to
                        exchange such beneficial interest for a beneficial
                        interest in an Unrestricted Global Note, a certificate
                        from such holder in the form of Exhibit C hereto,
                        including the certifications in item (1)(a) thereof; or

                                (ii)    if the holder of such beneficial
                        interest in a Restricted Global Note proposes to
                        transfer such beneficial interest to a Person who shall
                        take delivery thereof in the form of a beneficial
                        interest in an Unrestricted Global Note, a certificate
                        from such holder in the form of Exhibit B hereto,
                        including the certifications in item (4) thereof;

                and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the
                Securities Act.

        If any such transfer is effected pursuant to subparagraph (B) or (D)
above at a time when an Unrestricted Global Note has not yet been issued, the
Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more
Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

        Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

        (c)     Transfer or Exchange of Beneficial Interests for Definitive
Notes.

                                       31

                (1)     Beneficial Interests in Restricted Global Notes to
        Restricted Definitive Notes. If any holder of a beneficial interest in a
        Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted
        Definitive Note, then, upon receipt by the Registrar of the following documentation:

                        (A)     if the holder of such beneficial interest in a
                Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                        (B)     if such beneficial interest is being transferred
                to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the
                certifications in item (1) thereof;

                        (C)     if such beneficial interest is being transferred
                to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)
                thereof;

                        (D)     if such beneficial interest is being transferred
                pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the
                certifications in item (3)(a) thereof;

                        (E)     if such beneficial interest is being transferred
                to an Institutional Accredited Investor in reliance on an
                exemption from the registration requirements of the Securities
                Act other than those listed in subparagraphs (B) through (D)
                above, a certificate to the effect set forth in Exhibit B
                hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof;

                        (F)     if such beneficial interest is being transferred
                to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the
                certifications in item (3)(b) thereof; or

                        (G)     if such beneficial interest is being transferred
                pursuant to an effective registration statement under the
                Securities Act, a certificate to the effect set forth in Exhibit
                B hereto, including the certifications in item (3)(c) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global
Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the
Company shall execute and the Trustee shall authenticate and deliver to the
Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the
Registrar through instructions from the Depositary and the Participant or
Indirect Participant. The Trustee shall deliver such Definitive Notes to the
Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                                       32

                (2)     Beneficial Interests in Regulation S Temporary Global
        Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C)
        hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A)
        the expiration of the Restricted Period and (B) the receipt by the
        Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B)
        under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                (3)     Beneficial Interests in Restricted Global Notes to
        Unrestricted Definitive Notes. A holder of a beneficial interest in a
        Restricted Global Note may exchange such beneficial interest for an
        Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted
        Definitive Note only if:

                        (A)     such exchange or transfer is effected pursuant
                to the Exchange Offer in accordance with the Registration Rights
                Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a
                transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                        (B)     such transfer is effected pursuant to the Shelf
                Registration Statement in accordance with the Registration
                Rights Agreement;

                        (C)     such transfer is effected by a Broker-Dealer
                pursuant to the Exchange Offer Registration Statement in
                accordance with the Registration Rights Agreement; or

                        (D)     the Registrar receives the following:

                                (i)     if the holder of such beneficial
                        interest in a Restricted Global Note proposes to
                        exchange such beneficial interest for an Unrestricted
                        Definitive Note, a certificate from such holder in the
                        form of Exhibit C hereto, including the certifications
                        in item (1)(b) thereof; or

                                (ii)    if the holder of such beneficial
                        interest in a Restricted Global Note proposes to
                        transfer such beneficial interest to a Person who shall
                        take delivery thereof in the form of an Unrestricted
                        Definitive Note, a certificate from such holder in the
                        form of Exhibit B hereto, including the certifications
                        in item (4) thereof;

                and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the
                Securities Act.

                (4)     Beneficial Interests in Unrestricted Global Notes to
        Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the

                                       33

        conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the
        Participant or Indirect Participant. The Trustee will deliver such
        Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private
        Placement Legend.

        (d)     Transfer and Exchange of Definitive Notes for Beneficial
Interests.

                (1)     Restricted Definitive Notes to Beneficial Interests in
        Restricted Global Notes. If any Holder of a Restricted Definitive Note
        proposes to exchange such Note for a beneficial interest in a Restricted
        Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a
        Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                        (A)     if the Holder of such Restricted Definitive Note
                proposes to exchange such Note for a beneficial interest in a
                Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                (2)(b) thereof;

                        (B)     if such Restricted Definitive Note is being
                transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                        (C)     if such Restricted Definitive Note is being
                transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the
                certifications in item (2) thereof;

                        (D)     if such Restricted Definitive Note is being
                transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                        (E)     if such Restricted Definitive Note is being
                transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the
                Securities Act other than those listed in subparagraphs (B)
                through (D) above, a certificate to the effect set forth in
                Exhibit B hereto, including the certifications, certificates and
                Opinion of Counsel required by item (3) thereof;

                        (F)     if such Restricted Definitive Note is being
                transferred to the Company or any of its Subsidiaries, a
                certificate to the effect set forth in Exhibit B hereto,
                including the certifications in item (3)(b) thereof; or

                        (G)     if such Restricted Definitive Note is being
                transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c)
                thereof,

                                       34

                the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global
                Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                (2)     Restricted Definitive Notes to Beneficial Interests in
        Unrestricted Global Notes. A Holder of a Restricted Definitive Note may
        exchange such Note for a beneficial interest in an Unrestricted Global
        Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted
        Global Note only if:

                        (A)     such exchange or transfer is effected pursuant
                to the Exchange Offer in accordance with the Registration Rights
                Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the
                applicable Letter of Transmittal that it is not (i) a
                Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                        (B)     such transfer is effected pursuant to the Shelf
                Registration Statement in accordance with the Registration
                Rights Agreement;

                        (C)     such transfer is effected by a Broker-Dealer
                pursuant to the Exchange Offer Registration Statement in
                accordance with the Registration Rights Agreement; or

                        (D)     the Registrar receives the following:

                                (i)     if the Holder of such Definitive Notes
                        proposes to exchange such Notes for a beneficial
                        interest in the Unrestricted Global Note, a certificate
                        from such Holder in the form of Exhibit C hereto,
                        including the certifications in item (1)(c) thereof; or

                                (ii)    if the Holder of such Definitive Notes
                        proposes to transfer such Notes to a Person who shall
                        take delivery thereof in the form of a beneficial
                        interest in the Unrestricted Global Note, a certificate
                        from such Holder in the form of Exhibit B hereto,
                        including the certifications in item (4) thereof;

                and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the
                Securities Act.

                Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                (3)     Unrestricted Definitive Notes to Beneficial Interests in
        Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note
        may exchange such Note for a beneficial interest in an Unrestricted
        Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted
        Global Note at any time.

                                       35

        Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the
        Unrestricted Global Notes.

                If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D)
        or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication
        Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

        (e)     Transfer and Exchange of Definitive Notes for Definitive Notes.
Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the
Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section
2.06(e).

                (1)     Restricted Definitive Notes to Restricted Definitive
        Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                        (A)     if the transfer will be made pursuant to Rule
                144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1)
                thereof;

                        (B)     if the transfer will be made pursuant to Rule
                903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                        (C)     if the transfer will be made pursuant to any
                other exemption from the registration requirements of the
                Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)
                thereof, if applicable.

                (2)     Restricted Definitive Notes to Unrestricted Definitive
        Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted
        Definitive Note if:

                        (A)     such exchange or transfer is effected pursuant
                to the Exchange Offer in accordance with the Registration Rights
                Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the
                applicable Letter of Transmittal that it is not (i) a
                Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                        (B)     any such transfer is effected pursuant to the
                Shelf Registration Statement in accordance with the Registration
                Rights Agreement;

                                       36

                        (C)     any such transfer is effected by a Broker-Dealer
                pursuant to the Exchange Offer Registration Statement in
                accordance with the Registration Rights Agreement; or

                        (D)     the Registrar receives the following:

                                (i)     if the Holder of such Restricted
                        Definitive Notes proposes to exchange such Notes for an
                        Unrestricted Definitive Note, a certificate from such
                        Holder in the form of Exhibit C hereto, including the
                        certifications in item (1)(d) thereof; or

                                (ii)    if the Holder of such Restricted
                        Definitive Notes proposes to transfer such Notes to a
                        Person who shall take delivery thereof in the form of an
                        Unrestricted Definitive Note, a certificate from such
                        Holder in the form of Exhibit B hereto, including the
                        certifications in item (4) thereof;

                and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form
                reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                (3)     Unrestricted Definitive Notes to Unrestricted Definitive
        Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted
        Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

        (f)     Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

                (1)     one or more Unrestricted Global Notes in an aggregate
        principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the
        Exchange Offer by Persons that certify in the applicable Letters of
        Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

                (2)     Unrestricted Definitive Notes in an aggregate principal
        amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not
        Broker-Dealers, (B) they are not participating in a distribution of the
        Exchange Notes and (C) they are not affiliates (as defined in Rule 144)
        of the Company.

        Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive
Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

                                       37

        (g)     Legends. The following legends will appear on the face of all
Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                (1)     Private Placement Legend.

                        (A)     Except as permitted by subparagraph (B) below,
                each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A
TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE
OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN
APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY
IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE
PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY
EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY
BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO
A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER
(AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE
REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE
TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A
TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d)
TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a) (1), (2),
(3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT,
PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN
REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE
TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER
IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER
EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED
UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR
(3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN
ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES
OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH
SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY
EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                        (B)     Notwithstanding the foregoing, any Global Note
                or Definitive Note issued pursuant to subparagraphs (b)(4),
                (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this
                Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement
                Legend.

                (2)     Global Note Legend. Each Global Note will bear a legend
        in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE
GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL
OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER

                                       38

ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS
MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE
MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE
INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION
PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE
TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF
RATHGIBSON, INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE
FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A
NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR
ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A
SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS
CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                (3)     Regulation S Temporary Global Note Legend. The
        Regulation S Temporary Global Note will bear a Legend in substantially the following form:

"THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS
SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED
TO RECEIVE PAYMENT OF INTEREST HEREON."

        (h)     Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for
Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive
Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the
Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the
Depositary at the direction of the Trustee to reflect such increase.

        (i)     General Provisions Relating to Transfers and Exchanges.

                (1)     To permit registrations of transfers and exchanges, the
        Company will execute and the Trustee will authenticate Global Notes and
        Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar's request.

                                       39

                (2)     No service charge will be made to a Holder of a
        beneficial interest in a Global Note or to a Holder of a Definitive Note
        for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

                (3)     All Global Notes and Definitive Notes issued upon any
        registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global
        Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                (4)     Neither the Registrar nor the Company will be required:

                        (A)     to issue, to register the transfer of or to
                exchange any Notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of
                redemption of the Notes to be redeemed under Section 3.02 hereof and ending at the close of business on the day of such mailing;

                        (B)     to register the transfer of or to exchange any
                Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part;

                        (C)     to register the transfer of or to exchange a
                Note between a record date and the next succeeding Interest
                Payment Date (as defined in the Note); or

                        (D)     to register the transfer of or to exchange a
                Note tendered and not withdrawn in connection with a Change of
                Control Offer or an Asset Sale Offer.

                (5)     Prior to due presentment for the registration of a
        transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, Liquidated Damages, if any, and interest on such
        Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                (6)     The Trustee will authenticate Global Notes and
        Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                (7)     All certifications, certificates and Opinions of Counsel
        required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                (8)     The Trustee shall have no obligation or duty to monitor,
        determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                                       40

Section 2.07    Replacement Notes.

        If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an
Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the
Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel.

        Every replacement Note issued in accordance with this Section 2.07 is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08    Outstanding Notes.

        The Notes outstanding at any time are all the Notes authenticated by the
Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

        If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

        If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

        If the Paying Agent (other than the Company, a Subsidiary or an
Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such
Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09    Treasury Notes.

        In determining whether the Holders of the required principal amount of
Notes have concurred in any direction, waiver or consent, Notes owned by the
Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any
Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10    Temporary Notes.

        Until certificates representing Notes are ready for delivery, the
Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the
Trustee. Without

                                       41

unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

        Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11    Cancellation.

        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any
Notes surrendered to them for registration of transfer, exchange or payment. The
Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the disposal of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12    Defaulted Interest.

        If the Company defaults in a payment of interest, or Liquidated Damages, if any, on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the
Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to
Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

Section 3.01    Notices to Trustee.

        If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers'
Certificate setting forth:

                (1)     the clause of this Indenture pursuant to which the
        redemption or purchase shall occur;

                (2)     the redemption or purchase date;

                (3)     the principal amount of Notes to be redeemed or
        purchased;

                (4)     the redemption or purchase price; and

                (5)     the CUSIP numbers of such Notes.

                                       42

        The Company may cancel any optional redemption referenced in such
Officers' Certificate if such cancellation takes place (1) at least 30 days in advance of the redemption date and (2) prior to a notice of redemption being mailed to any Holder.

Section 3.02    Selection of Notes to Be Redeemed or Purchased.

        If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis except: (i) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, and (ii) unless otherwise required by law.

        In the event of partial redemption or purchase by lot, the particular
Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

        The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected for purchase or redemption will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not equal to $2,000 or a multiple of $1,000 in excess thereof shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to
Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03    Notice of Purchase or Redemption.

        Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a purchase or redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of purchase or redemption to each Holder whose Notes are to be purchased or redeemed at its registered address, except that purchase or redemption notices may be mailed more than 60 days prior to a purchase or redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof. Failure to give notice of redemption, or any defect therein to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Note redeemed in accordance with the provisions of the Indenture.

        The notice will identify the Notes to be purchased or redeemed and will state:

                (1)     the purchase or redemption date;

                (2)     the purchase or redemption price;

                (3)     if any Note is being purchased or redeemed in part, the
        portion of the principal amount of such Note to be purchased or redeemed and that, after the purchase or redemption date upon surrender of such
        Note, a new Note or Notes in principal amount equal to the unpurchased or unredeemed portion of the original Note will be issued in the name of the Holder of such original Note (unless such unredeemed or unpurchased portion is equal to less than $2,000 in principal amount) or transferred by book entry transfer upon cancellation of the original Note;

                (4)     the name and address of the Paying Agent;

                                       43

                (5)     that Notes called for purchase or redemption must be
        surrendered to the Paying Agent to collect the purchase or redemption price and become due on the date fixed for redemption or purchase;

                (6)     that, unless the Company defaults in making such
        purchase or redemption payment, interest and Liquidated Damages, if any, on Notes or portions of Notes called for purchase or redemption ceases to accrue on and after the purchase or redemption date;

                (7)     the paragraph of the Notes and/or Section of this
        Indenture pursuant to which the Notes called for purchase or redemption are being purchased or redeemed;

                (8)     the CUSIP numbers of such Notes; and

                (9)     that no representation is made as to the correctness or
        accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

        At the Company's request, the Trustee will give the notice of purchase or redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the purchase or redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04    Effect of Notice of Purchase or Redemption.

        Once notice of purchase or redemption is mailed in accordance with
Section 3.03 hereof, Notes called for purchase or redemption become irrevocably due and payable on the purchase or redemption date at the purchase or redemption price. A notice of redemption may not be conditional.

Section 3.05    Deposit of Redemption or Purchase Price.

        On or prior to 10:00 am Eastern Time on any redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and
Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly, and in any event within two
Business Days after the redemption or purchase date, return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed or purchased.

        If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

                                       44

Section 3.06    Notes Redeemed or Purchased in Part.

        Upon surrender of a Note that is redeemed or purchased in part, the
Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered. No Notes in denominations of $2,000 or less shall be redeemed in part or purchased in part unless all of the Notes held by the Holder are to be redeemed or purchased.

Section 3.07    Optional Redemption.

        (a)     At any time prior to February 15, 2009, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of
Notes issued under this Indenture at a redemption price of 111.250% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity
Offerings by the Company or a contribution to the Company's common equity capital made with the net cash proceeds of one or more Equity Offerings by a direct or indirect parent of the Company; provided that:

                (1)     at least 65% of the aggregate principal amount of the
        Notes originally issued under this Indenture (excluding the Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

                (2)     the redemption occurs within 90 days of the date of the
        closing of such Equity Offering or equity contribution.

        (b)     At any time prior to February 15, 2010, the Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days'
prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated
Damages, if any, to the date of redemption (the "Make-Whole Redemption Date"), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

        (c)     Except pursuant to clauses (a) and (b) of this Section 3.07, the
Notes will not be redeemable at the Company's option prior to February 15, 2010.
The Company is not prohibited by the terms of this Indenture, however, from acquiring the Notes by means other than a redemption, whether pursuant to an issuer tender offer, in open market transactions or otherwise, assuming such acquisition does not otherwise violate the terms of this Indenture.

        (d)     On or after February 15, 2010, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

        Year                                                         Percentage
        ----                                                         ----------
        2010 ....................................................      105.625%
        2011 ....................................................      102.813%
        2012 and thereafter .....................................      100.000%

        Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

                                       45

        (e)     Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08    Mandatory Redemption.

        The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09    Offer to Purchase by Application of Excess Proceeds.

        In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase all or any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of that Holder's
Notes (an "Asset Sale Offer"), it will follow the procedures specified below.

        The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business
Days after the termination of the Offer Period (the "Purchase Date"), the
Company will apply all Excess Proceeds (the "Offer Amount") to the purchase of
Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any
Notes so purchased will be made in the same manner as interest payments are made.

        If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and
Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale
Offer.

        Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

                (1)     that the Asset Sale Offer is being made pursuant to this
        Section 3.09 and Section 4.10 hereof and the length of time the Asset
        Sale Offer will remain open;

                (2)     the Offer Amount, the purchase price and the Purchase
        Date;

                (3)     that any Note not tendered or accepted for payment will
        continue to accrue interest;

                (4)     that, unless the Company defaults in making such
        payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

                (5)     that Holders electing to have any Notes purchased
        pursuant to an Asset Sale Offer may elect to have such Notes purchased in denominations of $2,000 and integral multiples of $1,000 in excess thereof only;

                                       46

                (6)     that Holders electing to have Notes purchased pursuant
        to any Asset Sale Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the
        Notes completed, or transfer by book-entry transfer, to the Company, a
        Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

                (7)     that Holders will be entitled to withdraw their election
        if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                (8)     that, if the aggregate principal amount of Notes and
        other pari passu Indebtedness surrendered by Holders thereof exceeds the
        Offer Amount, the Company will select the Notes and other pari passu
        Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, will be purchased); and

                (9)     that Holders whose Notes were purchased only in part
        will be issued new Notes equal in principal amount to the unpurchased portion (to the extent that such unpurchased portion is equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof)
        of the Notes surrendered (or transferred by book-entry transfer).

        On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer
Amount of Notes or portions thereof properly tendered and not withdrawn pursuant to the Asset Sale Offer, or if less than the Offer Amount has been properly tendered and not withdrawn , all Notes properly tendered and not withdrawn, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the
Purchase Date) mail or deliver to each Holder of the Notes properly tendered, and not withdrawn, an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the
Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the
Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on, or as soon as practicable after, the Purchase Date.
Notes repurchased pursuant to an Asset Sale Offer will be retired and cancelled.

        Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of
Sections 3.02 through 3.06 hereof.

                                       47

                                    ARTICLE 4
                                    COVENANTS

Section 4.01    Payment of Notes.

        The Company will pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any will be considered paid on the date due if the
Paying Agent, if other than the Company or a Subsidiary thereof, holds as of
10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company, promptly, and in any event, no later than three Business
Days following the date of payment, any money (including accrued interest) in excess of amounts required to pay the amount of principal, premium, if any, and interest then due and owing on the Notes. The Company will pay all Liquidated
Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday.

        The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to
1% per annum in excess of the interest rate then in effect on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and
Liquidated Damages, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02    Maintenance of Office or Agency.

        The Company will maintain in the Borough of Manhattan, the City of New
York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the
Trustee.

        The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the
Company of its obligation to maintain an office or agency in the Borough of
Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03    Reports.

        (a)     Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of
Notes or cause the Trustee to furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations (together with extensions granted by the SEC):

                                       48

                (1)     all quarterly and annual reports that would be required
        to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

                (2)     all current reports that would be required to be filed
        with the SEC on Form 8-K if the Company were required to file such reports.

        Notwithstanding the foregoing, the Company will not be required to furnish (or cause the Trustee to furnish) the annual report for the fiscal year ended January 31, 2006 prior to May 30, 2006. Furthermore, notwithstanding the foregoing, the requirement to furnish current, quarterly and annual reports to
Holders of Notes will be deemed satisfied prior to the commencement of the
Exchange Offer contemplated by the Registration Rights Agreement or the effectiveness of a Shelf Registration Statement if the information that would have been contained in such reports is included in the registration statement relating to the Exchange Offer and/or the Shelf Registration Statement, or any
amendments thereto, and filed with the SEC within the time periods contemplated above.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, following the consummation of the Exchange Offer contemplated by the
Registration Rights Agreement, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

        If, at any time after consummation of the Exchange Offer contemplated by the Registration Rights Agreement, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this Section 4.03(a) with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the
Company's filings for any reason, the Company will post the reports referred to in the preceding paragraphs of this Section 4.03(a)) on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

        (b)     If the Company has designated any of its Subsidiaries as
Unrestricted Subsidiaries, then the quarterly and annual financial information required by the paragraphs contained in subsection (a) of this Section 4.03 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and
Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and its Restricted
Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

        (c)     In the event that (1) the rules and regulations of the SEC permit the Company and any direct or indirect parent entity of the Company to report at such entity's level on a consolidated basis, (2) such direct or indirect parent entity is not engaged in any business other than the Permitted
Business of the Company and (3) such direct or indirect parent entity's consolidated capitalization (including cash and cash equivalents) does not differ materially from that of the Company's and its Subsidiaries' on a consolidated basis, the information and reports required by this covenant may be those of such parent entity on a consolidated basis; provided that such information and reports distinguish in all material respects between the Company and its Subsidiaries and such direct or indirect parent entity and its other subsidiaries, if any.

                                       49

        (d)     For so long as any Notes remain outstanding, if at any time the
Company is not required to file with the SEC the reports required by paragraphs
(a) and (b) of this Section 4.03, the Company will furnish to the Holders of
Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the
Securities Act.

        (e)     Delivery of any such reports, information and documents to the
Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.04    Compliance Certificate.

        (a)     The Company and each Guarantor (to the extent that such
Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing
Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this
Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

        (b)     So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent registered public accountants
(who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

        (c)     So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05    Taxes.

        The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

                                       50

Section 4.06    Stay, Extension and Usury Laws.

        The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07    Restricted Payments.

        (a)     The Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly:

                (1)     declare or pay any dividend or make any other payment or
        distribution on account of the Company's or any of its Restricted
        Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the
        Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries'
        Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified
        Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

                (2)     purchase, redeem or otherwise acquire or retire for
        value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

                (3)     make any payment on or with respect to, or purchase,
        redeem, defease or otherwise acquire or retire for value any
        Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its
        Restricted Subsidiaries), except (i) a payment of interest or principal at the Stated Maturity thereof or (ii) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of such purchase, repurchase or other acquisition; or

                (4)     make any Restricted Investment (all such payments and
        other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

                unless, at the time of and after giving effect to such
        Restricted Payment:

                (1)     no Default or Event of Default has occurred and is
        continuing or would occur as a consequence of such Restricted Payment;

                (2)     the Company would, at the time of such Restricted
        Payment and after giving pro forma effect thereto as if such Restricted
        Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional
        Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

                                       51

                (3)     such Restricted Payment, together with the aggregate
        amount of all other Restricted Payments made by the Company and its
        Restricted Subsidiaries since the date of this Indenture (excluding
        Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7),
        (8), (9) and (14) of paragraph (b) of this Section 4.07), is less than the sum, without duplication of:

                        (A)     50% of the Consolidated Net Income of the
                Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such
                Consolidated Net Income for such period is a deficit, less 100%
                of such deficit); plus

                        (B)     100% of the aggregate Qualified Proceeds
                received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified
                Stock) or from the issue or sale of convertible or exchangeable
                Disqualified Stock or convertible or exchangeable debt
                securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests
                (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), together with the aggregate cash and Cash
                Equivalents received by the Company or any of its Restricted
                Subsidiaries at the time of such conversion or exchange; plus

                        (C)     to the extent that any Restricted Investment
                that was made after the date of this Indenture is sold for cash or, is otherwise disposed of or is repurchased, redeemed,
                liquidated or repaid for cash, the Fair Market Value of other property so received with respect to such Restricted Investment
                (less the cost of disposition, if any); plus

                        (D)     to the extent that any Unrestricted Subsidiary
                of the Company designated as such after the date of this
                Indenture is redesignated as a Restricted Subsidiary after the date of this Indenture, the Fair Market Value of the Company's
                Investment in such Subsidiary as of the date of such
                redesignation; plus

                        (E)     50% of any dividends received by the Company or
                a Restricted Subsidiary of the Company after the date of this
                Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the
                Consolidated Net Income of the Company for such period.

        (b)     The provisions of Section 4.07(a) hereof will not prohibit:

                (1)     the payment of any dividend or the consummation of any
        irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

                (2)     the making of any Restricted Payment in exchange for, or
        out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company
        (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such
        Restricted Payment will be excluded from clause (3)(B) of Section
        4.07(a) hereof;

                                       52

                (3)     the repurchase, redemption, defeasance or other
        acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any
        Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

                (4)     the payment of any dividend (or, in the case of any
        partnership or limited liability company, any similar distribution) by a
        Restricted Subsidiary of the Company to the holders of its Equity
        Interests on a pro rata basis;

                (5)     so long as no Default has occurred and is continuing or
        would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any
        Restricted Subsidiary of the Company and any distribution, dividend, loan or advance to Parent or any direct or indirect parent of Parent for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent or any direct or indirect parent of
        Parent, in each case, held by any current or former officer, director, consultant or employee of the Company or any of its Restricted
        Subsidiaries or, in each case to the extent applicable, their respective estates, spouses, former spouses or family members, in each case, pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement or benefit plan of any kind; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.5 million in any calendar year period; provided further that the Company may carry over and make in subsequent calendar year periods, in addition to the amounts permitted for such calendar year period, the amount of such repurchases, redemptions or other acquisitions or retirements for value, distributions, loans or advances permitted to have been made but not made in any preceding calendar year period up to a maximum of $3.0 million in any calendar year period; provided further that such amount in any calendar year may be increased by an amount not to exceed (i) the net cash proceeds from the sale of Equity Interests (other than
        Disqualified Stock) of the Company (or any direct or indirect parent of the Company to the extent such net cash proceeds are contributed to the common equity of the Company) to employees, officers, directors or consultants of the Company and its Restricted Subsidiaries that occurs after the date of this Indenture (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments (including pursuant to clause (3)(B) of
        Section 4.07(a))) plus (ii) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the date of this Indenture less any amounts previously applied to the payment of Restricted Payments pursuant to this clause (5); provided further that cancellation of Indebtedness owing to the Company from employees, officers, directors and consultants of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Equity
        Interests of the Company from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of this Indenture; and provided further that the net cash proceeds from such sales of Equity Interests described in subclause
        (i) of this clause (5) shall be excluded from clause (3)(B) of Section
        4.07(a) to the extent such proceeds have been or are applied to the payment of Restricted Payments pursuant to this clause (5);

                (6)     the repurchase of Equity Interests deemed to occur upon
        the exercise of stock options or warrants to the extent such Equity
        Interests represent a portion of the exercise price of those stock options or warrants;

                (7)     so long as no Default has occurred and is continuing or
        would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of
        Disqualified Stock of the Company or any Restricted Subsidiary of the
        Company

                                       53

        issued on or after the date of this Indenture in accordance with the
        Fixed Charge Coverage Ratio test described in Section 4.09(a) hereof;

                (8)     payments in connection with or as a result of the
        Acquisition (including, without limitation, to make payments in respect of earnout obligations) as described in the Offering Memorandum;

                (9)     Permitted Payments to Parent;

                (10)    so long as no Default has occurred and is continuing or
        would be caused thereby, upon the occurrence of a Change of Control and within 60 days after completion of a Change of Control Offer pursuant to
        Section 4.15 (including the purchase of all Notes tendered), any purchase or redemption of Indebtedness of the Company that is contractually subordinated to the Notes or any Guarantee that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control, at a purchase price not greater than
        101% of the outstanding principal amount thereof (plus accrued and unpaid interest); provided that, prior to such repayment or repurchase, the Company shall have made the Change of Control Offer with respect to the Notes as required by Section 4.15 hereof, and the Company shall have repurchased all Notes validly tendered for payment and not withdrawn in connection with such Change of Control Offer;

                (11)    so long as no Default has occurred and is continuing or
        would be caused thereby, within 60 days after the completion of an Asset
        Sale Offer pursuant to Section 4.10 (including the purchase of all Notes tendered), any purchase or redemption of Indebtedness of the Company that is contractually subordinated to the Notes or any Guarantee that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Sale, at a purchase price not greater than 100%
        of the outstanding principal amount thereof (plus accrued and unpaid interest) with any Excess Proceeds that remain after consummation of an
        Asset Sale Offer; provided that, prior to such repayment or repurchase, the Company shall have made the Asset Sale Offer with respect to the
        Notes as required by Section 4.10 hereof, and the Company shall have repurchased all Notes validly tendered for payment and not withdrawn in connection with such Asset Sale Offer;

                (12)    the redemption, repurchase or other acquisition for
        value of any common Equity Interests of any Foreign Subsidiary of the
        Company that are held by a Person that is not an Affiliate of the
        Company to the extent required to satisfy applicable laws, rules or regulations in an aggregate amount since the date of this Indenture not to exceed $1.0 million; provided that the consideration for such redemption, repurchase or other acquisition is not in excess of an amount equal to the lesser of (x) the Fair Market Value of such common
        Equity Interests or (y) such amount required by applicable laws, rules or regulations;

                (13)    so long as no Default has occurred and is continuing or
        would be caused thereby, the declaration or payments of dividends on the common Capital Stock of the Company following a public equity offering of such common stock or the common Capital Stock of a direct or indirect parent of the Company of up to 6% per annum of the net cash proceeds received by the Company in or as a result of such public equity offering;

                (14)    so long as no Default has occurred and is continuing or
        would be caused thereby, payments not to exceed $100,000 in the aggregate since date of this Indenture to enable the Company to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock;

                                       54

                (15)    so long as no Default has occurred and is continuing or
        would be caused thereby, the payment of intercompany Indebtedness that is expressly subordinated to the Notes or any Guarantee, the incurrence of which is permitted under clause (7) of Section 4.09(b); and

                (16)    so long as no Default has occurred and is continuing or
        would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $7.5 million since the date of this Indenture.

        The amount of all Restricted Payments (other than cash) will be the Fair
Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted
Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair
Market Value of any assets or securities that are required to be valued by this
Section 4.07 will be determined by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee. The Board of
Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the
Fair Market Value exceeds $10.0 million.

Section 4.08    Dividend and Other Payment Restrictions Affecting Subsidiaries.

        (a)     The Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any
Restricted Subsidiary to:

                (1)     pay dividends or make any other distributions on its
        Capital Stock to the Company or any of its Restricted Subsidiaries or
        pay any liabilities owed to the Company or any of its Restricted
        Subsidiaries;

                (2)     make loans or advances to the Company or any of its
        Restricted Subsidiaries; or

                (3)     transfer any of its properties or assets to the Company
        or any of its Restricted Subsidiaries.

        (b)     The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

                (1)     agreements governing Existing Indebtedness and Credit
        Facilities as in effect on the date of this Indenture and any amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

                (2)     this Indenture, the Notes and the Note Guarantees;

                (3)     applicable law, rule, regulation or order;

                (4)     any instrument governing Indebtedness or Capital Stock
        of a Person acquired by the Company or any of its Restricted
        Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any

                                       55

        Person, or the properties or assets of any Person, other than the
        Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

                (5)     customary non-assignment provisions in contracts and
        licenses entered into in the ordinary course of business;

                (6)     purchase money obligations for property acquired in the
        ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a) hereof;

                (7)     any agreement for the sale or other disposition of all
        or substantially all of the Capital Stock or assets of a Restricted
        Subsidiary or an agreement entered into for the sale of assets that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;

                (8)     Permitted Refinancing Indebtedness; provided that the
        restrictions contained in the agreements governing such Permitted
        Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                (9)     Liens permitted to be incurred under the provisions of
        Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

                (10)    provisions limiting the disposition or distribution of
        assets or property in joint venture agreements, limited liability company operating agreements, partnership agreements, asset sale agreements, sale-leaseback agreements, options, stock sale agreements, lease agreements, licenses and other similar agreements entered into with the approval of the Company's Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

                (11)    restrictions on cash or other deposits or net worth
        imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

                (12)    provisions in agreements or instruments that prohibit
        the payment of dividends or the making of other distributions with respect to any Capital Stock of a Person on other than a pro rata basis;

                (13)    any encumbrance or restriction contained in any
        Indebtedness incurred by a Foreign Subsidiary pursuant to clause (15) of
        Section 4.09(b) that applies only to such Foreign Subsidiary;

                (14)    any other Indebtedness, Disqualified Stock or preferred
        stock of any Restricted Subsidiary permitted to be incurred or issued, as applicable, subsequent to the date of this Indenture pursuant to the provisions of Section 4.09 and any encumbrance or restriction contained in such Indebtedness does not prohibit (except upon a default or event of default thereunder) the payment of dividends in an amount sufficient to make scheduled payments of cash interest on the Notes when due;

                (15)    in the case of clause (3) of Section 4.08(a):

                                       56

                        (a) that restrict in a customary manner the subletting,
        assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

                        (b) existing by virtue of any transfer of, agreement to
        transfer, option or right with respect to, or Lien on, any property or assets of the Company or any of its Restricted Subsidiaries not
        otherwise prohibited by this Indenture, or

                        (c) arising or agreed to in the ordinary course of
        business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Restricted Subsidiaries in any
        manner material to the Company or any of its Restricted Subsidiaries;
        and

                (16)    any encumbrances or restrictions imposed by any
        amendments, modifications restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15)
        above; provided that the encumbrances or restrictions in such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, in the good faith judgment of the Board of Directors of the Company, taken as a whole, than the encumbrances or restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.09    Incurrence of Indebtedness and Issuance of Preferred Stock.

        (a)     The Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock;
provided, however, that the Company may incur Indebtedness (including Acquired
Debt) or issue Disqualified Stock and the Guarantors may incur Indebtedness
(including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage
Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued, as the case may be, would have been at least (a) 2.0 to 1.0, if the date of such incurrence or issuance is on or prior to February
15, 2008, or (b) 2.25 to 1.0, if the date of such incurrence or issuance is after February 15, 2008, in each case, determined on a pro forma basis
(including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

        (b)     The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively,
"Permitted Debt"):

                (1)     the incurrence by the Company (and the Guarantee thereof
        by any Guarantor) of Indebtedness and letters of credit under Credit
        Facilities which excludes the Notes issued on the date of and pursuant to this Indenture in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of (x) $50.0 million or (y) the amount of the Borrowing Base as of the date of such incurrence; plus the amount of any reasonable fees, underwriting discounts, premiums, prepayment penalties and other costs and expenses incurred in connection

                                       57

        with extending, refinancing, renewing, replacing or refunding any Credit
        Facility under which Indebtedness is incurred pursuant to this clause
        (1);

                (2)     the incurrence by the Company and its Restricted
        Subsidiaries of the Existing Indebtedness;

                (3)     the incurrence by the Company and the Guarantors of
        Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of this Indenture and the Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights
        Agreement;

                (4)     the incurrence by the Company or any of its Restricted
        Subsidiaries of Attributable Debt in connection with a sale and leaseback of the facility located in Janesville, Wisconsin and owned by the Company on the date of this Indenture, in an aggregate principal amount for all Attributable Debt, including all Permitted Refinancing
        Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Attributable Debt incurred pursuant to this clause (4), not to exceed $5.0 million at any time outstanding;

                (5)     the incurrence by the Company or any of its Restricted
        Subsidiaries of (i) Attributable Debt in connection with a sale and leaseback transaction or (ii) Indebtedness represented by Capital Lease
        Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, development, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries (whether through the direct acquisition or otherwise of such Equity Interests of any Person owning such assets), in an aggregate principal amount for all
        Attributable Debt and all Indebtedness, including all Permitted
        Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Attributable Debt and other Indebtedness incurred pursuant to this clause (5), not to exceed $5.0 million at any time outstanding;

                (6)     the incurrence by the Company or any of its Restricted
        Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany
        Indebtedness) that was permitted by this Indenture to be incurred under
        Section 4.09(a) hereof or clauses (2), (3), (4), (5), (6), (12), (15) or
        (18) of this Section 4.09(b);

                (7)     the incurrence by the Company or any of its Restricted
        Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

                        (A)     if the Company or any Guarantor is the obligor
                on such Indebtedness and the payee is not the Company or a
                Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the
                Note Guarantee, in the case of a Guarantor; and

                        (B)     (1) any subsequent issuance or transfer of
                Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted
                Subsidiary and (2) any sale or other transfer of any such
                Indebtedness (other than solely as a result of the creation of a
                Permitted Lien upon such intercompany Indebtedness) to a Person that is not either the Company or a Restricted Subsidiary,

                                       58

        will be deemed, in each case, to constitute an incurrence of such
        Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

                (8)     the issuance by any of the Company's Restricted
        Subsidiaries to the Company or to any of its Restricted Subsidiaries of
        shares of preferred stock; provided, however, that:

                        (A)     any subsequent issuance or transfer of Equity
                Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary; and

                        (B)     any sale or other transfer of any such preferred
                stock (other than solely as a result of the creation of a
                Permitted Lien upon such Equity Interests) to a Person that is not either the Company or a Restricted Subsidiary,

        will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (8);

                (9)     the incurrence by the Company or any of its Restricted
        Subsidiaries of Hedging Obligations in the ordinary course of business;

                (10)    the guarantee by the Company or any of the Guarantors of
        Indebtedness of the Company or a Restricted Subsidiary of the Company
        that was permitted to be incurred by another provision of this Section
        4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the
        Indebtedness guaranteed;

                (11)    the incurrence by the Company or any of its Restricted
        Subsidiaries of obligations in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance, completion and surety bonds, completion guarantees and similar obligations in the ordinary course of business;

                (12)    the incurrence by the Company or any of its Restricted
        Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such
        Indebtedness is covered within five Business Days;

                (13)    the incurrence by the Company or a Restricted Subsidiary
        of Indebtedness arising from agreements of the Company or such
        Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the sale or other disposition of any business, assets or Capital Stock of the Company or any Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock; provided that (A) the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, whether or not cash, actually received by the Company and its Restricted Subsidiaries in connection with such disposition and (B) such Indebtedness is not reflected in the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (B));

                                       59

                (14)    the incurrence by the Company or any of its Restricted
        Subsidiaries of contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                (15)    the incurrence by a Foreign Subsidiary of additional
        Indebtedness in an aggregate principal amount, including all Permitted
        Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause
        (15), not to exceed $5.0 million at any time outstanding;

                (16)    the incurrence by the Company or any of its Restricted
        Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers'
        compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers'
        compensation claims or self-insurance; provided, however, that, upon the drawing of such instruments or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

                (17)    Indebtedness of the Company or any of its Restricted
        Subsidiaries to the extent the proceeds thereof are substantially concurrently used to redeem the Notes in full or deposited to defease or discharge the Notes, in each case, in accordance with this Indenture;
        and

                (18)    the incurrence by the Company or any of its Restricted
        Subsidiaries of additional Indebtedness in an aggregate principal amount
        (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (18), not to exceed $10.0 million.

        The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms;
provided, however, that no Indebtedness shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any such Guarantor, as applicable, solely by reason of any Liens or guarantees arising or created in respect thereof or, by virtue of being unsecured or by reason of being secured on a first or junior Lien basis.

        For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) above or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company
(in its sole discretion) will be permitted to divide and classify such item of
Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section
4.09. Indebtedness under Credit Facilities outstanding on the date on which
Notes are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of
Disqualified Stock or preferred stock will not be deemed to be an incurrence of
Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual, accretion or payment is included in

                                       60

Fixed Charges of the Company as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any
Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

        The amount of any Indebtedness outstanding as of any date will be:

                (1)     the accreted value of the Indebtedness, in the case of
        any Indebtedness issued with original issue discount;

                (2)     the principal amount of the Indebtedness, in the case of
        any other Indebtedness;

                (3)     in respect of Indebtedness of another Person secured by
        a Lien on the assets of the specified Person, the lesser of:

                        (A)     the Fair Market Value of such assets at the date
                of determination; and

                        (B)     the amount of the Indebtedness subject to such
                Lien of the other Person;

                (4)     with respect to Indebtedness of others supported by a
        guarantee of the Company or a Restricted Subsidiary, the lesser of the amount of the primary indebtedness and any stated limit on recourse under the guarantee; and

                (5)     the amount of the Indebtedness in respect of any Hedging
        Obligations at any time shall be equal to the amount payable as a result of the termination of such Hedging Obligations at such time.

Section 4.10    Asset Sales.

        (a)     The Company will not, and will not permit any of its Restricted
Subsidiaries to, consummate an Asset Sale unless:

                (1)     the Company (or the Restricted Subsidiary, as the case
        may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

                (2)     at least 75% of the consideration received in the Asset
        Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

                        (A)     any liabilities, as shown on the Company's most
                recent consolidated balance sheet, of the Company or any
                Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assumption agreement that releases the Company or such Restricted Subsidiary from further liability;

                        (B)     any securities, notes or other obligations
                received by the Company or any such Restricted Subsidiary from such transferee that are, within 180 days of the Asset Sale, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

                                       61

                        (C)     any stock or assets of the kind referred to in
                clauses (3) or (5) of Section 4.10(b);

                        (D)     any Designated Noncash Consideration received by
                the Company or any Restricted Subsidiary thereof in such Asset
                Sale having a Fair Market Value, taken together with all other
                Designated Noncash Consideration received pursuant to this clause (D) that is at that time outstanding, not to exceed $5.0 million at the time of receipt of such Designated Noncash
                Consideration, with the Fair Market Value of each item of
                Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value;
                and

                        (E)     cash held in escrow as security for any purchase
                price settlement, for damages in respect of a breach of
                representations and warranties or certain covenants or for payment of other contingent obligations in connection with the
                Asset Sale.

        (b)     Within 365 days after the receipt of any Net Proceeds from an
Asset Sale (provided that if during such 365-day period the Company (or the applicable Restricted Subsidiary) enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of clauses (3) and (5) of this Section 4.10(b) after such 365th day, such 365-day period will be extended with respect to the amount of Net Proceeds so committed for a period not to exceed 180 days until such Net Proceeds are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement)), the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:

                (1)     to permanently repay Indebtedness and other Obligations
        under a Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

                (2)     if such assets were sold by a Restricted Subsidiary that
        is not a Guarantor, to repay any Indebtedness of such Restricted
        Subsidiary or any other Restricted Subsidiary that is not a Guarantor;

                (3)     to acquire all or substantially all of the assets of, or
        any Capital Stock of any Person engaged in, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the
        Permitted Business is or becomes a Restricted Subsidiary of the Company;

                (4)     to make a capital expenditure that is used or useful in
        a Permitted Business; or

                (5)     to acquire other assets that are not classified as
        current assets under GAAP and that are used or useful in a Permitted
        Business.

Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

        (c)     Any Net Proceeds from Asset Sales that are not applied or
invested as provided in Section 4.10(b) will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, within ten days thereof, the Company will make an Asset Sale Offer in accordance with the procedures set forth in Section 3.09 to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in accordance with Section 3.09 hereof to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be

                                       62

purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of the Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Company or such other applicable party shall select such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        (d)     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of
Section 3.09 hereof or this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11    Transactions with Affiliates.

        (a)     The Company will not, and will not permit any of its Restricted
Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each an "Affiliate Transaction"), unless:

                (1)     the Affiliate Transaction is on terms that are no less
        favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the
        Company or such Restricted Subsidiary with an unrelated Person; and

                (2)     the Company delivers to the Trustee:

                        (A)     with respect to any Affiliate Transaction or
                series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the
                Board of Directors of the Company set forth in an Officers'
                Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a) and that such Affiliate
                Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

                        (B)     with respect to any Affiliate Transaction or
                series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate
                Transaction from a financial point of view issued by an
                accounting, appraisal or investment banking firm of national standing.

        (b)     The following items will not be deemed to be Affiliate
Transactions and, therefore, will not be subject to the provisions of Section
4.11(a) hereof:

                (1)     any consulting or employment agreement or arrangement,
        incentive compensation plan, stock option or stock ownership plan, employee benefit plan, severance arrangements, officer or director indemnification agreement or any similar arrangement entered

                                       63

        into by the Company or any of its Restricted Subsidiaries in the
        ordinary course of business and payment pursuant thereto;

                (2)     transactions between or among the Company and/or its
        Restricted Subsidiaries;

                (3)     transactions with a Person (other than an Unrestricted
        Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

                (4)     payment of reasonable directors fees to directors of the
        Company or any direct or indirect parent or any Restricted Subsidiary of the Company and the provision of customary indemnification to directors, officers and employees of the Company or direct or indirect parent or any Restricted Subsidiary of the Company;

                (5)     any issuance of Equity Interests (other than
        Disqualified Stock) of the Company to Affiliates of the Company or any
        contribution to the capital of the Company (other than as Disqualified
        Stock);

                (6)     Restricted Payments that do not violate Section 4.07
        hereof;

                (7)     payment of fees and reimbursement of expenses not in
        excess of the amounts specified in, or determined pursuant to, the
        Management Agreement as in effect on the date of this Indenture;

                (8)     Permitted Payments to Parent;

                (9)     any agreement or arrangements as in effect on the date
        of this Indenture and described in the Offering Memorandum under the heading "Certain Relationships and Related Party Transactions," and any
        renewals, extensions or replacements of any such agreement or arrangements (so long as such renewals, extensions or replacements are not, taken as a whole, materially less favorable to the Holders of the
        Notes as determined by the Board of Directors of the Company in its reasonable good faith judgment) and the transactions contemplated thereby;

                (10)    loans or advances to employees in the ordinary course of
        business not to exceed $1.0 million in the aggregate at any one time outstanding and expense reimbursements to employees in the ordinary course of business;

                (11)    sales or purchases of goods or services, in each case in
        the ordinary course of business, on terms no less favorable to the
        Company or the applicable Restricted Subsidiary than those that are actually being obtained substantially contemporaneously in comparable transactions with Persons that are not Affiliates of the Company, and otherwise in compliance with the terms of this Indenture; and

                (12)    repurchases of the Notes if repurchased on the same
        terms as offered to Persons that are not Affiliates of the Company.

Section 4.12    Liens.

        The Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien of any kind (other than Permitted Liens) upon any asset ("Primary
Lien"), now owned or hereafter acquired, unless all payments due under this

                                       64

Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured (or in the case of subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Notes shall have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

        Any Lien created for the benefit of the Holders of the Notes pursuant to the immediately preceding paragraph shall automatically and unconditionally be released and discharged upon the release and discharge of the Primary Lien, without any further action on the part of any Person.

Section 4.13    Business Activities.

        The Company will not, and will not permit any of its Restricted
Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted
Subsidiaries taken as a whole.

Section 4.14    Corporate Existence.

        Subject to Article 5 and Section 10.05 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

                (1)     its corporate existence, and the corporate, limited
        liability company, partnership or other existence of each of its
        Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time)
        of the Company or any such Restricted Subsidiary; and

                (2)     the rights (charter and statutory), licenses and
        franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of
        Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its
        Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15    Offer to Repurchase Upon Change of Control.

        (a)     Upon the occurrence of a Change of Control, the Company will make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof)
of that Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the "Change of
Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to the Trustee and to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

                (1)     that the Change of Control Offer is being made pursuant
        to this Section 4.15 and that all Notes tendered will be accepted for payment;

                (2)     the purchase price and the purchase date, which shall be
        no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                                       65

                (3)     that any Note not tendered or accepted for payment will
        continue to accrue interest;

                (4)     that, unless the Company defaults in the payment of the
        Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the
        Change of Control Payment Date;

                (5)     that Holders electing to have any Notes purchased
        pursuant to a Change of Control Offer will be required to surrender the
        Notes, with the form entitled "Option of Holder to Elect Purchase"
        attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of
        Control Payment Date;

                (6)     that Holders will be entitled to withdraw their election
        if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

                (7)     that Holders whose Notes are being purchased only in
        part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (to the extent that such unpurchased portion is equal to $2,000 in principal amount or integral multiple of $1,000 in excess thereof).

        The Company will comply with the requirements of Rule 14e-1 under the
Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 4.15 hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

        (b)     On the Change of Control Payment Date, the Company will, to the extent lawful:

                (1)     accept for payment all Notes or portions of Notes
        properly tendered and not withdrawn pursuant to the Change of Control
        Offer;

                (2)     deposit with the Paying Agent an amount equal to the
        Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

                (3)     deliver or cause to be delivered to the Trustee the
        Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

        The Paying Agent will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered and not withdrawn, the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each new
Note will be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Company will publicly announce the results of the Change of
Control Offer on or as soon as practicable after the Change of Control Payment
Date. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change

                                       66

of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer. Notes repurchased pursuant to a
Change of Control Offer will be retired and cancelled.

        (c)     Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price, or (3) in connection with or in contemplation of any Change of Control, they or a third party have made an offer to purchase (an "Alternate Offer") any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered and not withdrawn in accordance with the terms of such Alternate Offer.

Section 4.16    Limitation on Sale and Leaseback Transactions.

        The Company will not, and will not permit any of its Restricted
Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if:

                (1)     the Company could have (a) incurred Indebtedness in an
        amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in
        Section 4.09(a) hereof or pursuant to clause (4) or clause (5) of
        Section 4.09(b) and (b) incurred a Lien to secure such Indebtedness pursuant to the provisions of Section 4.12 hereof;

                (2)     the gross cash proceeds of that sale and leaseback
        transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

                (3)     the transfer of assets in that sale and leaseback
        transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

Section 4.17    Payments for Consent.

        The Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18    Additional Note Guarantees.

        If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Indenture, then the Company will cause that newly acquired or created Domestic Subsidiary to become a
Guarantor and execute a Note Guarantee in the form attached as Exhibit E hereto, a supplemental indenture in substantially the form attached as Exhibit F hereto and deliver an Opinion of Counsel to the Trustee within 20 Business Days of the date on which it was acquired or

                                       67

created to the effect that such supplemental indenture has been duly authorized, executed and delivered by that Domestic Subsidiary and constitutes a valid and binding agreement of that Domestic Subsidiary, enforceable in accordance with its terms (subject to customary exceptions).

Section 4.19    Designation of Restricted and Unrestricted Subsidiaries.

        The Board of Directors of the Company may designate any Restricted
Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted
Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as
Unrestricted (after giving effect to any sale of Equity Interests of such
Subsidiary in connection with such designation) will be deemed to be an
Investment made as of the time of the designation and will either reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the
Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company
may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if
that redesignation would not cause a Default.

        Any designation of a Subsidiary of the Company as an Unrestricted
Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof.
If, at any time, any Unrestricted Subsidiary would no longer meet the preceding requirements for designation as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any
Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted
Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary
of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any
outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

                                    ARTICLE 5
                                   SUCCESSORS

Section 5.01    Merger, Consolidation, or Sale of Assets.

        The Company shall not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey (not including any conveyance, if any, resulting solely from the creation of any Lien) or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

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                (1)     either:

                        (A)     the Company is the surviving corporation; or

                        (B)     the Person formed by or surviving any such
                consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the
                District of Columbia; provided, that in the case such Person is not a corporation, a co-obligor of the Notes is a corporation;

                (2)     the Person formed by or surviving any such consolidation
        or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this
        Indenture and the Registration Rights Agreement pursuant to a supplemental indenture and such other agreements reasonably satisfactory to the Trustee;

                (3)     immediately after such transaction, no Default or Event
        of Default exists; and

                (4)     the Company or the Person formed by or surviving any
        such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period:

                        (A)     be permitted to incur at least $1.00 of
                additional Indebtedness pursuant to the Fixed Charge Coverage
                Ratio test set forth in Section 4.09(a) hereof; or

                        (B)     would have a Fixed Charge Coverage Ratio that is
                equal to or greater than the Fixed Charge Coverage Ratio of the
                Company immediately prior to such transaction.

        In addition, the Company will not, directly or indirectly, lease all or substantially all of its or its Restricted Subsidiaries' properties or assets taken as a whole, in one or more related transactions, to any other Person. This
Section 5.01 will not apply to:

                (1)     a merger of the Company with an Affiliate solely for the
        purpose of reincorporating the Company in another jurisdiction; or

                (2)     any consolidation or merger, or any sale, assignment,
        transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.

Section 5.02    Successor Corporation Substituted.

        Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company"
shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company

                                       69

under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, Liquidated
Damages, if any, and interest on the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01    Events of Default.

        Each of the following is an "Event of Default":

                (1)     default for 30 days in the payment when due of interest
        on, or Liquidated Damages, if any, with respect to, the Notes;

                (2)     default in the payment when due (at maturity, upon
        redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

                (3)     failure by the Company or any of its Restricted
        Subsidiaries to comply with the provisions of Sections 4.10, 4.15 or
        5.01 hereof;

                (4)     failure by the Company or any of its Restricted
        Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture;

                (5)     default under any mortgage, indenture or
        instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries),
        whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

                        (A)     is caused by a failure to make any payment when
                due at the final maturity of such Indebtedness (a "Payment
                Default"); or

                        (B)     results in the acceleration of such Indebtedness
                prior to its express maturity,

                and, in each case, the principal amount of any such
                Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates
                $15.0 million or more;

                (6)     failure by the Company or any of its Restricted
        Subsidiaries to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million (net of any amounts covered by insurance or pursuant to which the Company is indemnified to the extent that the third party under such agreement honors its obligations thereunder), which judgments are not paid, discharged or stayed for a period of 60 days and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed;

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                (7)     except as permitted by this Indenture, any Note
        Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any
        Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

                (8)     the Company or any of its Restricted Subsidiaries that
        is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant
        Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                        (A)     commences a voluntary case,

                        (B)     consents to the entry of an order for relief
                against it in an involuntary case,

                        (C)     consents to the appointment of a custodian of it
                or for all or substantially all of its property,

                        (D)     makes a general assignment for the benefit of
                its creditors, or

                        (E)     generally is not paying its debts as they become
                due; and

                (9)     a court of competent jurisdiction enters an order or
        decree under any Bankruptcy Law that:

                        (A)     is for relief against the Company or any of its
                Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an
                involuntary case;

                        (B)     appoints a custodian of the Company or any of
                its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

                        (C)     orders the liquidation of the Company or any of
                its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

        and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02    Acceleration.

        In the case of an Event of Default specified in clauses (8) or (9) of
Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted
Subsidiaries of the Company that, taken together, would constitute a Significant
Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

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        Upon any such declaration, the Notes shall become due and payable immediately.

        The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the
Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default
(except nonpayment of principal, interest or premium or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived.

Section 6.03    Other Remedies.

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated
Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04    Waiver of Past Defaults.

        Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this
Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05    Control by Majority.

        Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06    Limitation on Suits.

        Holders of Notes may not enforce this Indenture or the Notes except as provided in this Indenture and the TIA. A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

                (1)     such Holder gives to the Trustee written notice that an
        Event of Default is continuing;

                (2)     Holders of at least 25% in aggregate principal amount of
        the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                                       72

                (3)     such Holder or Holders offer and, if requested, provide
        to the Trustee security or indemnity reasonably satisfactory to the
        Trustee against any loss, liability or expense;

                (4)     the Trustee does not comply with the request within 60
        days after receipt of the request and the offer of security or indemnity; and

                (5)     during such 60-day period, Holders of a majority in
        aggregate principal amount of the then outstanding Notes do not give the
        Trustee a direction inconsistent with such request.

        A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another
Holder of a Note.

Section 6.07    Rights of Holders of Notes to Receive Payment.

        Notwithstanding any other provision of this Indenture, the right of any
Holder of a Note to receive payment of principal, premium and Liquidated
Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08    Collection Suit by Trustee.

        If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09    Trustee May File Proofs of Claim.

        The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the
Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the
Holders of Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the
Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the
Trustee to vote in respect of the claim of any Holder in any such proceeding.

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Section 6.10    Priorities.

        If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                Second: to Holders of Notes for amounts due and unpaid on the
        Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and
        Liquidated Damages, if any and interest, respectively; and

                Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

        The Trustee may fix a record date and payment date for any payment to
Holders of Notes pursuant to this Section 6.10.

Section 6.11    Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this
Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a
Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01    Duties of Trustee.

        (a)     If an Event of Default has occurred and is continuing, the
Trustee will exercise such of the rights and powers vested in it by this
Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (b)     Except during the continuance of an Event of Default:

                (1)     the duties of the Trustee will be determined solely by
        the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                (2)     in the absence of bad faith on its part, the Trustee may
        conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this
        Indenture, but the

                                       74

        Trustee need not verify the contents thereof. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of nonmaterial calculations or other facts stated therein.

        (c)     The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (1)     this paragraph does not limit the effect of paragraph
        (b) of this Section 7.01 and 7.02;

                (2)     the Trustee will not be liable for any error of judgment
        made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                (3)     the Trustee will not be liable with respect to any
        action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

        (d)     Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.01.

        (e)     No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holder has offered to the
Trustee security and indemnity satisfactory to it against any loss, liability or expense.

        (f)     The Trustee will not be liable for interest on any money
received by it except as the Trustee may agree in writing with the Company.
Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02    Rights of Trustee.

        (a)     The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The
Trustee need not investigate any fact or matter stated in the document.

        (b)     Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

        (c)     The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent
(other than an agent who is an employee of the Trustee) appointed with due care.

        (d)     The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

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        (e)     Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

        (f)     The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

        (g)     The rights, privileges protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

        (h)     The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof from the Company or any Holder of Notes.

Section 7.03    Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04    Trustee's Disclaimer.

        The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this
Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this
Indenture other than its certificate of authentication.

Section 7.05    Notice of Defaults.

        If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the
Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or
Liquidated Damages, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of Notes.

Section 7.06    Reports by Trustee to Holders of Notes.

        (a)     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of Notes a brief report dated as of such reporting date that complies with TIA SS. 313(a) (but if no event described in TIA SS. 313(a) has occurred within the twelve months preceding the reporting date, no report need be

                                       76

transmitted). The Trustee also will comply with TIA SS. 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA SS. 313(c).

        (b)     A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA SS. 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07    Compensation and Indemnity.

        (a)     The Company and the Guarantors, jointly and severally, will pay to the Trustee from time to time reasonable compensation as the Company and the
Trustee shall from time to time agree to in writing for its acceptance of this
Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

        (b)     The Company and the Guarantors, jointly and severally, will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors
(including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith or willful misconduct. The
Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the
Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any
Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

        (c)     The obligations of the Company and the Guarantors under this
Section 7.07 will survive the satisfaction and discharge of this Indenture.

        (d)     To secure the Company's and the Guarantors' payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

        (e)     When the Trustee incurs expenses or renders services after an
Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

        (f)     The Trustee will comply with the provisions of TIA SS. 313(b)(2)
to the extent applicable.

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Section 7.08    Replacement of Trustee.

        (a)     A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

        (b)     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                (1)     the Trustee fails to comply with Section 7.10 hereof;

                (2)     the Trustee is adjudged a bankrupt or an insolvent or an
        order for relief is entered with respect to the Trustee under any
        Bankruptcy Law;

                (3)     a custodian or public officer takes charge of the
        Trustee or its property; or

                (4)     the Trustee becomes incapable of acting.

        (c)     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the
Holders of a majority in aggregate principal amount of the then outstanding
Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        (d)     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (e)     If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such
Holder may petition any court of competent jurisdiction for the removal of the
Trustee and the appointment of a successor Trustee.

        (f)     A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section
7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09    Successor Trustee by Merger, etc.

        If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national association, the successor corporation or national association without any further act will be the successor Trustee.

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Section 7.10    Eligibility; Disqualification.

        There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

        This Indenture will always have a Trustee who satisfies the requirements of TIA SS. 310(a)(1), (2) and (5). The Trustee is subject to TIA SS. 310(b).

Section 7.11    Preferential Collection of Claims Against Company.

        The Trustee is subject to TIA SS. 311(a), excluding any creditor relationship listed in TIA SS. 311(b). A Trustee who has resigned or been removed shall be subject to TIA SS. 311(a) to the extent indicated therein.

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.

        The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and all obligations of the Guarantors upon compliance with the conditions set forth below in this Article 8.

Section 8.02    Legal Defeasance and Discharge.

        Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose,
Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding
Notes (including the Note Guarantees), which will thereafter be deemed to be
"outstanding" only for the purposes of Section 8.05 hereof and the other
Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

                (1)     the rights of Holders of outstanding Notes to receive
        payments in respect of the principal of, or interest or premium and
        Liquidated Damages, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

                (2)     the Company's obligations with respect to such Notes
        under Article 2 concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, Section 4.02 and
        Section 8.05 hereof;

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                (3)     the rights, powers, trusts, duties and immunities of the
        Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith; and

                (4)     this Article 8.

        Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03    Covenant Defeasance.

        Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in
Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18 and
4.19 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed
"outstanding" for all other purposes hereunder (it being understood that such
Notes will not be deemed outstanding for accounting purposes). For this purpose,
Covenant Defeasance means that, with respect to the outstanding Notes and Note
Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this
Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(6) hereof will not constitute Events of Default.

Section 8.04    Conditions to Legal or Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

                (1)     the Company must irrevocably deposit with the Trustee,
        in trust, for the benefit of the Holders of the Notes, cash in U.S.
        dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and Liquidated
        Damages, if any, and interest on, the outstanding Notes on the stated
        date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

                (2)     in the case of an election under Section 8.02 hereof,
        the Company must deliver to the Trustee an Opinion of Counsel confirming that:

                        (A)     the Company has received from, or there has been
                published by, the Internal Revenue Service a ruling; or

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                        (B)     since the date of this Indenture, there has been
                a change in the applicable federal income tax law,

                in either case to the effect that, and based thereon such
                Opinion of Counsel shall confirm that, the Holders of the
                outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                (3)     in the case of an election under Section 8.03 hereof,
        the Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such
        Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                (4)     no Default or Event of Default shall have occurred and
        be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                (5)     such Legal Defeasance or Covenant Defeasance will not
        result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the
        Company or any of its Subsidiaries is bound;

                (6)     the Company must deliver to the Trustee an Officers'
        Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

                (7)     the Company must deliver to the Trustee an Officers'
        Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05    Deposited Money and Government Securities to be Held in Trust;
Other Miscellaneous Provisions.

        Subject to Section 8.06 hereof, all money and non-callable Government
Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the
"Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the
Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

        The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government
Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                                       81

        Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the
Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section
8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06    Repayment to Company.

        The Trustee shall promptly, and in any event, no later than three
Business Days, pay to the Company after request therefor, any excess money or non callable Government Securities held with respect to the Notes at such time in excess of amounts required to pay any of the Company's Obligations then owing with respect to the Notes.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or
Liquidated Damages, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the
Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such
Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The
Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07    Reinstatement.

        If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this
Indenture and the Notes and the Note Guarantees will be revived and reinstated
as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or
Liquidated Damages, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or
Paying Agent.

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01    Without Consent of Holders of Notes.

        Notwithstanding Section 9.02 of this Indenture, the Company, the
Guarantors and the Trustee may amend or supplement this Indenture or the Notes or the Note Guarantees without the consent of any Holder of Note:

                (1)     to cure any ambiguity, defect or inconsistency;

                                       82

                (2)     to provide for uncertificated Notes in addition to or in
        place of certificated Notes;

                (3)     to provide for the assumption of the Company's or a
        Guarantor's obligations to the Holders of Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to Article 5 or
        Article 10 hereof;

                (4)     to make any change that would provide any additional
        rights or benefits to the Holders of Notes or that does not adversely affect the legal rights hereunder of any Holder;

                (5)     to comply with requirements of the SEC in order to
        effect or maintain the qualification of this Indenture under the TIA;

                (6)     to conform the text of this Indenture, the Note
        Guarantees or the Notes to any provision of the "Description of Notes"
        section of the Offering Memorandum to the extent that such provision in that "Description of Notes" was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees or the Notes;

                (7)     to provide for the issuance of Additional Notes in
        accordance with the limitations set forth in this Indenture as of the date hereof;

                (8)     to allow any Guarantor to execute a supplemental
        indenture and/or a Note Guarantee with respect to the Notes;

                (9)     to comply with the rules of any applicable securities
        depositary;

                (10)    to provide for a successor trustee in accordance with
        the terms of this Indenture or to otherwise comply with any requirement of this Indenture; or

                (11)    to add a co-issuer or co-obligor of the Notes.

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
9.06 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02    With Consent of Holders of Notes.

        Except as provided in Section 9.01 and below in this Section 9.02, the
Company, the Guarantors and the Trustee may amend or supplement this Indenture
(including, without limitation, Section 3.09, 4.10 and 4.15 hereof) and the
Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class
(including, without limitation, consents obtained in connection with a tender offer or Exchange Offer for, or purchase of, the Notes), and, subject to
Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without

                                       83

limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or
Exchange Offer for, or purchase of, the Notes).

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the
Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

        It is not necessary for the consent of the Holders of Notes under this
Section 9.02 to approve the particular form of any proposed amendment, supplement, waiver or consent, but it is sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                (1)     reduce the principal amount of Notes whose Holders must
        consent to an amendment, supplement or waiver;

                (2)     reduce the principal of or change the fixed maturity of
        any Note or alter or waive any of the provisions with respect to the date of or redemption price payable in connection with the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof);

                (3)     reduce the rate of or change the time for payment of
        interest, including default interest, on any Note;

                (4)     waive a Default or Event of Default in the payment of
        principal of, or premium or Liquidated Damages, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the
        Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                (5)     make any Note payable in money other than that stated in
        the Notes;

                (6)     make any change in the provisions of this Indenture
        relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or
        Liquidated Damages, if any, on, the Notes;

                (7)     waive a redemption payment with respect to any Note
        (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof);

                                       84

                (8)     release any Guarantor from any of its obligations under
        its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

                (9)     make any change in the preceding amendment and waiver
        provisions.

Section 9.03    Compliance with Trust Indenture Act.

        Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04    Revocation and Effect of Consents.

        Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a
Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05    Notation on or Exchange of Notes.

        The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an
Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

        Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06    Trustee to Sign Amendments, etc.

        The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof)
will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                                 NOTE GUARANTEES

Section 10.01   Guarantee.

        (a)     Subject to this Article 10, each Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that:

                                       85

                (1)     the principal of, premium and Liquidated Damages, if
        any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise (including any interest, if lawful, on the overdue principal of, and interest or
        Liquidated Damages, if any, on the Notes) and all other Obligations of the Company to the Holders or the Trustee hereunder or under the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                (2)     in case of any extension of time of payment or renewal
        of any Notes or any of such other Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

        Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

        (b)     The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the
Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

        (c)     If any Holder or the Trustee is required by any court or
otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this
Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

        (d)     Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02   Limitation on Guarantor Liability.

        Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent
Transfer Act or any similar federal or state law to the extent applicable to any
Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably

                                       86

agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03   Execution and Delivery of Note Guarantee.

        To evidence its Note Guarantee set forth in Section 10.01 hereof, each
Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such
Guarantor on each Note authenticated and delivered by the Trustee and that this
Indenture will be executed on behalf of such Guarantor by one of its Officers.

        Each Guarantor hereby agrees that its Note Guarantee set forth in
Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

        If an Officer whose signature is on this Indenture or on the Note
Guarantee no longer holds that office at the time the Trustee authenticates the
Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

        The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

        In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.18 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.18 hereof and this Article 10, to the extent applicable.

Section 10.04   Guarantors May Consolidate, etc., on Certain Terms.

        Except as otherwise provided in Section 10.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

                (1)     immediately after giving effect to such transaction, no
        Default or Event of Default exists; and

                (2)     either:

                        (a) the Person acquiring the property in any such sale
        or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee and the Registration Rights
        Agreement on the terms set forth herein or therein, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; or

                        (b) the Net Proceeds of such sale or other disposition
        are applied in accordance with the applicable provisions of this
        Indenture, including without limitation, Section 4.10 hereof.

                                       87

        In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note
Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor
Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note
Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note
Guarantees had been issued at the date of the execution hereof.

        Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the
Notes will prevent any consolidation or merger of a Guarantor with or into the
Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the
Company or another Guarantor.

Section 10.05   Releases.

        (a)     In the event of any sale or other disposition of all or
substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital
Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital
Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such
Guarantor) will be released and relieved of any obligations under its Note
Guarantee; provided that such sale or other disposition complies with the applicable provisions of this Indenture, including without limitation Section
4.10 hereof. Upon delivery by the Company to the Trustee of an Officers'
Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this
Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

        (b)     Upon designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor will be released and relieved of any obligations under its Note Guarantee.

        (c)     Upon Legal Defeasance of this Indenture in accordance with
Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantee.

        Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest and premium and Liquidated Damages, if any, on the
Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

                                       88

                                   ARTICLE 11
                           SATISFACTION AND DISCHARGE

Section 11.01   Satisfaction and Discharge.

        This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

                (1)     either:

                        (a) all Notes that have been authenticated, except lost,
      stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

                        (b) all Notes that have not been delivered to the
      Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and
      Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

                (2)     no Default or Event of Default has occurred and is
        continuing on the date of such deposit (other than a Default or Event of
        Default resulting from the borrowing of funds to be applied to such deposit);

                (3)     the Company or any Guarantor has paid or caused to be
        paid all sums payable by it under this Indenture; and

                (4)     the Company has delivered irrevocable instructions to
        the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of
Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

        Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause
(1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02   Application of Trust Money.

        Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this
Indenture, to the payment, either directly or through any Paying Agent
(including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and
Liquidated Damages, if any) and interest for whose payment such

                                       89

money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

        If the Trustee or Paying Agent is unable to apply any money or
Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium or Liquidated Damages, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 12
                                  MISCELLANEOUS

Section 12.01   Trust Indenture Act Controls.

        If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties will control.

Section 12.02   Notices.

        Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others' address:

        If to the Company and/or any Guarantor:

        RathGibson Inc.
        2505 Foster Avenue
        Janesville, Wisconsin 53547
        Facsimile No.: (847) 535-9640
        Attention: Harley B. Kaplan

        With a copy to:
        Schulte Roth & Zabel LLP
        919 Third Avenue
        New York, New York 10022
        Facsimile No.: (212) 593-5955
        Attention: Ronald Risdon, Esq.

        If to the Trustee:
        The Bank of New York
        101 Barclay Street, 8W
        Facsimile No.: (212) 815-5707
        Attention: Corporate Trust Administration

        The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

                                       90

        All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and
the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

        Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any
Person described in TIA SS. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

        If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.03   Communication by Holders of Notes with Other Holders of Notes.

        Holders may communicate pursuant to TIA SS. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the
Trustee, the Registrar and anyone else shall have the protection of TIA ss.
312(c).

Section 12.04   Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                (1)     an Officers' Certificate in form and substance
        reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                (2)     an Opinion of Counsel in form and substance reasonably
        satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

        Notwithstanding the foregoing, no such Opinion of Counsel shall be given with respect to the authentication and delivery of the Initial Notes.

Section 12.05   Statements Required in Certificate or Opinion.

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA SS. 314(a)(4)) must comply with the provisions of TIA SS. 314(e)
and must include:

                (1)     a statement that the Person making such certificate or
        opinion has read such covenant or condition;

                                       91

                (2)     a brief statement as to the nature and scope of the
        examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (3)     a statement that, in the opinion of such Person, he or
        she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                (4)     a statement as to whether or not, in the opinion of such
        Person, such condition or covenant has been satisfied.

Section 12.06   Rules by Trustee and Agents.

        The Trustee may make reasonable rules for action by or at a meeting of
Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07   No Personal Liability of Directors, Officers, Employees and
Stockholders.

        No past, present or future director, officer, employee, partner, manager, agent, member, incorporator (or Person forming any limited liability company) or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Registration Rights Agreement or for
any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note and a Note Guarantee waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Section 12.08   Governing Law.

        THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO
CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT
TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION
OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09   No Adverse Interpretation of Other Agreements.

        This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this
Indenture.

Section 12.10   Successors.

        All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

                                       92

Section 12.11   Severability.

        In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12   Counterpart Originals.

        The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.13   Table of Contents, Headings, etc.

        The Table of Contents, Cross-Reference Table and Headings of the
Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.14   Force Majeure.

        In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer
(software or hardware) services; it being understood that the Trustee shall us reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

                         [Signatures on following page]

                                       93

                                   SIGNATURES

Dated as of February 7, 2006

                                        RathGibson, Inc.

                                        By: /s/ Harley B. Kaplan
                                           ---------------------
                                           Name:  Harley B. Kaplan
                                           Title: President & CEO

                                        The Bank of New York, as Trustee

                                        By: /s/ Geovanni Barris
                                           --------------------
                                           Name:  Geovanni Barris
                                           Title: Vice President

                                                                      EXHIBIT A1

                                 [Face of Note]
--------------------------------------------------------------------------------

                                                           CUSIP/CINS __________

                          11.25% Senior Notes due 2014

No. ___                                                            $____________

                                RATHGIBSON, INC.

promises to pay to_______or registered assigns,

the principal sum of __________________________________________________ DOLLARS
on February 15, 2014.

Interest Payment Dates: February 15 and August 15

Record Dates: February 1 and August 1

Dated: _______________, 200_

                                        RATHGIBSON, INC.

                                        By: ____________________________________
                                            Name:
                                            Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK,
 as Trustee

By: __________________________________
           Authorized Signatory

--------------------------------------------------------------------------------

                                      A1-1

                                 [Back of Note]
                          11.25% Senior Notes due 2014

[Insert the Global Note Legend, if applicable pursuant to the provisions of the
Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

      Capitalized terms used herein have the meanings assigned to them in the
Indenture referred to below unless otherwise indicated.

            (1)   INTEREST. RathGibson, Inc., a Delaware corporation (the
      "Company"), promises to pay interest on the principal amount of this Note at 11.25% per annum from ________________, 20__ until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the
      Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on
      February 15 and August 15 of each year, or if any such day is not a
      Business Day, on the next succeeding Business Day (each, an "Interest
      Payment Date"). Interest, and Liquidated Damages, if any, on the Notes
      will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, or Liquidated
      Damages, if any, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment
      Date, interest and Liquidated Damages, if any, shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest
      Payment Date shall be _____________, 20__. The Company will pay interest
      (including post-petition interest in any proceeding under any Bankruptcy
      Law) on overdue principal on demand at a rate that is equal to 1% per annum in excess of the interest rate then in effect on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest and Liquidated Damages, if any, will be computed on the basis of a 360-day year of twelve 30-day months.

            (2)   METHOD OF PAYMENT. The Company will pay interest on the Notes
      (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the
      February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such
      Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of
      Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes to the extent that the Holders thereof have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            (3)   PAYING AGENT AND REGISTRAR. Initially, The Bank of New York,
      the Trustee under the Indenture, will act as Paying Agent and Registrar.
      The Company may change any

                                      A1-2

      Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

            (4)   INDENTURE. The Company issued the Notes under an Indenture dated as of February 7, 2006 (the "Indenture") between the Company and the
      Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this
      Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company. Subject to the covenants set forth in the Indenture, the Company may issue Additional Notes.

            (5)   OPTIONAL REDEMPTION.

      (a)   Except as set forth in subparagraphs (b) and (c) of this Paragraph
5, the Company will not have the option to redeem the Notes prior to February
15, 2010. The Company is not prohibited by the terms of the Indenture, however, from acquiring the Notes pursuant to an issuer tender offer, in open market transactions or otherwise, so long as such acquisition does not otherwise violate the terms of the Indenture. On or after February 15, 2010, the Company will have the option to redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below, subject to the rights of Holders of
Notes on the relevant record date to receive interest on the relevant interest payment date:

      Year                                                      Percentage
      ----                                                      ----------
      2010...................................................     105.625%
      2011...................................................     102.813%
      2012 and thereafter....................................     100.000%

      (b)   At any time prior to February 15, 2009, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 111.250% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity
Offerings by the Company or a contribution to the Company's common equity capital made with the net cash proceeds of one or more Equity Offerings by a direct or indirect parent of the Company; provided that at least 65% in aggregate principal amount of Notes originally issued under the Indenture
(excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 90 days of the date of the closing of such Equity Offering or equity contribution.

      (c)   At any time prior to February 15, 2010, the Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days, prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated
Damages, if any, to the date of redemption (the "Make-Whole Redemption Date"), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

      (d)   Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

                                      A1-3

            (6)   MANDATORY REDEMPTION.

      The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

            (7)   REPURCHASE AT THE OPTION OF HOLDER.

                  (a) If there is a Change of Control, the Company will be
      required to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of
      $1,000 in excess thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will mail a notice to each
      Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (b) If the Company or a Restricted Subsidiary of the Company
      consummates any Asset Sales, within ten days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will commence an offer, in accordance with the procedures set forth in
      Section 3.09 of the Indenture, to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale
      Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale
      Offer will be in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, and will be payable in cash, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the
      Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Company or such other applicable party shall select such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes.

            (8)   NOTICE OF PURCHASE OR REDEMPTION. Notice of purchase or
      redemption will be mailed at least 30 days but not more than 60 days before the purchase or redemption date to each Holder whose Notes are to be purchased or redeemed at its registered address, except that purchase or redemption notices may be mailed more than 60 days prior to a purchase or redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. No Notes in denominations of $2,000 or less shall be redeemed or purchased in part unless all of the Notes held by a Holder are to be redeemed.

            (9)   DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The
      Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company will require a Holder to pay

                                      A1-4

      all taxes or similar government charges due on transfer or exchange. The
      Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment
      Date.

            (10)  PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes. Only registered Holders will have rights under the Indenture.

            (11)  AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be
      amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or Exchange Offer for, Notes), and, subject to Section 6.04 and 6.07 of the Indenture, any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note
      Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including
      Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or Exchange Offer for, Notes). Without the consent of any Holder of a Note, the Indenture or the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes and Note Guarantees in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture, the Note Guarantees or the Notes to any provision of the
      "Description of Notes" section of the Company's Offering Memorandum dated
      February 1, 2006, relating to the initial offering of the Notes, to the extent that such provision in that "Description of Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Note
      Guarantees or the Notes, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes, to comply with the rules of any applicable securities depository, to provide for a successor trustee in accordance with the terms of the Indenture or to otherwise comply with the requirements of the indenture, or to add a co-issuer or co-obligor of the Notes.

            (12)  DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Notes; (ii) default in the payment when due
      (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes, (iii) failure by the Company or any of its
      Restricted Subsidiaries to comply with Sections 4.10, 4.15 or 5.01 of the
      Indenture; (iv) failure by the Company or any of its Restricted
      Subsidiaries for 60 days after notice to the Company by the Trustee or the
      Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture; (v) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vi)
      certain final and non-appealable judgments for the payment of money that remain undischarged for a period of 60 days and, in the event such judgment is covered by insurance, an enforcement proceeding has

                                      A1-5

      been commenced by any creditor upon such judgment or decree that is not promptly stayed; (vii) except as permitted by the Indenture, any Note
      Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any
      Guarantor or any Person acting on its behalf denies or disaffirms its obligations under such Guarantor's Note Guarantee; (viii) certain events of bankruptcy or insolvency described in the Indenture with respect to the
      Company or any Restricted Subsidiary of the Company that is a Significant
      Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary. If any Event of
      Default occurs and is continuing, the Trustee or the Holders of at least
      25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency (described in clause (viii) above), all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture or the TIA. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of
      Default relating to the payment of principal or interest or premium or
      Liquidated Damages, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the
      Indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of
      Default.

            (13)  TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee, subject to the relevant provisions of the TIA.

            (14)  NO RECOURSE AGAINST OTHERS. A past, present or future director, officer, employee, partner, manager, agent, member, incorporator
      (or Person forming any limited liability company) or stockholder of the
      Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or the Guarantors under the Notes, the Note
      Guarantees, the Registration Rights Agreement or the Indenture or for any
      claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note and a Note Guarantee waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Note Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such waiver is against public policy.

            (15)  AUTHENTICATION. This Note will not be valid until
      authenticated by the manual signature of the Trustee or an authenticating agent.

            (16)  ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN
      ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and
      U/G/M/A (= Uniform Gifts to Minors Act).

                                      A1-6

            (17)  ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND
      RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and
      Restricted Definitive Notes will have all the rights set forth in the
      Registration Rights Agreement dated as of February 7, 2006, between the
      Company and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and
      Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, between the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Notes (collectively, the "Registration Rights
      Agreement").

            (18)  CUSIP NUMBERS. Pursuant to a recommendation promulgated by the
      Committee on Uniform Security Identification Procedures, the Company has
      caused CUSIP numbers to be printed on the Notes, and the Trustee may use
      CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

            (19)  GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL
      GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE
      GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF
      LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION
      WOULD BE REQUIRED THEREBY.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.
Requests may be made to:

RathGibson, Inc.
2505 Foster Avenue
Janesville, Wisconsin 53547
Attention: Harley B. Kaplan

                                      A1-7

                                 ASSIGNMENT FORM

      To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________

                                        Your Signature: ________________________
                                           (Sign exactly as your name appears on
                                                          the face of this Note)

Signature Guarantee*: ______________________

*     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A1-8

Option of Holder to Elect Purchase

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

           [ ] Section 4.10                        [ ] Section 4.15

      If you want to elect to have only part of the Note purchased by the
Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                 $______________

Date: _______________

                                        Your Signature: ________________________
                                           (Sign exactly as your name appears on
                                                          the face of this Note)

                                        Tax Identification No.: ________________

Signature Guarantee*: _____________________

*     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A1-9

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

      The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another
Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                             Principal Amount
                       Amount of            Amount of       of this Global Note     Signature of
                      decrease in          increase in        following such     authorized officer
                   Principal Amount     Principal Amount         decrease           of Trustee or
Date of Exchange  of this Global Note  of this Global Note     (or increase)          Custodian
----------------  -------------------  -------------------  -------------------  ------------------

*     This schedule should be included only if the Note is issued in global form.

                                      A1-10

                                                                      EXHIBIT A2

                  [Face of Regulation S Temporary Global Note]
--------------------------------------------------------------------------------

                                                            CUSIP/CINS _________

                          11.25% Senior Notes due 2014

No. ___                                                              $__________

                                RATHGIBSON, INC.

promises to pay to CEDE & CO. or registered assigns,

the principal sum of __________________________________________________ DOLLARS
on February 15, 2014.

Interest Payment Dates: February 15 and August 15

Record Dates: February 1 and August 1

Dated: _______________, 200_

                                        RATHGIBSON, INC.

                                        By: ____________________________________
                                            Name:
                                            Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK,
 as Trustee

By: _________________________________
          Authorized Signatory

--------------------------------------------------------------------------------

                                      A2-1

                  [Back of Regulation S Temporary Global Note]
                          11.25% Senior Notes due 2014

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS
SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED
TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE
GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL
OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES
EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED
PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED
IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS
GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR
DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF RATHGIBSON, INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE
FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A
NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR
ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A
SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS
CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A
TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE
OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN
APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY
IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE
PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY
EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY
BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO
A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER
(AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE
REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE
TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A
TRANSACTION

                                      A2-2

MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN
INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a) (1), (2), (3) OR
(7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR
TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN
REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE
TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER
IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER
EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED
UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR
(3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN
ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES
OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH
SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY
EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

      Capitalized terms used herein have the meanings assigned to them in the
Indenture referred to below unless otherwise indicated.

            (1)   INTEREST. RathGibson, Inc., a Delaware corporation (the
      "Company"), promises to pay interest on the principal amount of this Note at 11.25% per annum from ________________, 20__ until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the
      Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on
      February 15 and August 15 of each year, or if any such day is not a
      Business Day, on the next succeeding Business Day (each, an "Interest
      Payment Date"). Interest, and Liquidated Damages, if any, on the Notes
      will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, or Liquidated
      Damages, if any, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment
      Date, interest and Liquidated Damages, if any, shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest
      Payment Date shall be _____________, 20__. The Company will pay interest
      (including post-petition interest in any proceeding under any Bankruptcy
      Law) on overdue principal on demand at a rate that is equal to 1% per annum in excess of the interest rate then in effect on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest and Liquidated Damages, if any, will be computed on the basis of a 360-day year of twelve 30-day months.

      Until this Regulation S Temporary Global Note is exchanged for one or more
Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation
S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

            (2)   METHOD OF PAYMENT. The Company will pay interest on the Notes
      (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the
      February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such
      Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and

                                      A2-3

      interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes to the extent that the Holders thereof have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            (3)   PAYING AGENT AND REGISTRAR. Initially, The Bank of New York,
      the Trustee under the Indenture, will act as Paying Agent and Registrar.
      The Company may change any Paying Agent or Registrar without notice to any
      Holder. The Company or any of its Subsidiaries may act in any such capacity.

            (4)   INDENTURE. The Company issued the Notes under an Indenture dated as of February 7, 2006 (the "Indenture") between the Company and the
      Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this
      Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company. Subject to the covenants set forth in the Indenture, the Company may issue Additional Notes.

            (5)   OPTIONAL REDEMPTION.

                  (a)   Except as set forth in subparagraphs (b) and (c) of this
      Paragraph 5, the Company will not have the option to redeem the Notes prior to February 15, 2010. The Company is not prohibited by the terms of the Indenture, however, from acquiring the Notes pursuant to an issuer tender offer, in open market transactions or otherwise, so long as such acquisition does not otherwise violate the terms of the Indenture. On or after February 15, 2010, the Company will have the option to redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount)
      set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

      Year                                                      Percentage
      ----                                                      ----------
      2010...................................................     105.625%
      2011...................................................     102.813%
      2012 and thereafter....................................     100.000%

                  (b)   At any time prior to February 15, 2009, the Company may
      on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to
      111.250% of the principal amount, plus accrued and unpaid interest and
      Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Company or a contribution to the Company's common equity capital made with the net cash proceeds of one or more Equity Offerings by a direct or indirect parent of the
      Company; provided that at least 65% in aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company
      and

                                      A2-4

      its Subsidiaries) remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 90 days of the date of the closing of such Equity Offering or equity contribution.

                  (c)   At any time prior to February 15, 2010, the Company may
      also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption (the "Make-Whole Redemption Date"), subject to the rights of
      Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

                  (d)   Unless the Company defaults in the payment of the
      redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

            (6)   MANDATORY REDEMPTION.

      The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

            (7)   REPURCHASE AT THE OPTION OF HOLDER.

                  (a)   If there is a Change of Control, the Company will be
      required to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of
      $1,000 in excess thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will mail a notice to each
      Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (b)   If the Company or a Restricted Subsidiary of the Company
      consummates any Asset Sales, within ten days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will commence an offer, in accordance with the procedures set forth in
      Section 3.09 of the Indenture, to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale
      Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale
      Offer will be in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, and will be payable in cash, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the
      Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Company or such other applicable party shall select such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any

                                      A2-5

      related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes.

            (8)   NOTICE OF PURCHASE OR REDEMPTION. Notice of purchase or
      redemption will be mailed at least 30 days but not more than 60 days before the purchase or redemption date to each Holder whose Notes are to be purchased or redeemed at its registered address, except that purchase or redemption notices may be mailed more than 60 days prior to a purchase or redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. No Notes in denominations of $2,000 or less shall be redeemed or purchased in part unless all of the Notes held by a Holder are to be redeemed.

            (9)   DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The
      Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company will require a Holder to pay all taxes or similar government charges due on transfer or exchange. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the
      Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

      This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the
40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this
Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

            (10)  PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes. Only registered Holders will have rights under the Indenture.

            (11)  AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be
      amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or Exchange Offer for, Notes), and, subject to Section 6.04 and 6.07 of the Indenture, any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note
      Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including
      Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or Exchange Offer for, Notes). Without the consent of any Holder of a Note, the Indenture or the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes and Note Guarantees in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of

                                      A2-6

      the Indenture, the Note Guarantees or the Notes to any provision of the
      "Description of Notes" section of the Company's Offering Memorandum dated
      February 1, 2006, relating to the initial offering of the Notes, to the extent that such provision in that "Description of Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Note
      Guarantees or the Notes, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes, to comply with the rules of any applicable securities depository, to provide for a successor trustee in accordance with the terms of the Indenture or to otherwise comply with the requirements of the Indenture, or to add a co-issuer or co-obligor of the Notes.

            (12)  DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Notes; (ii) default in the payment when due
      (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes, (iii) failure by the Company or any of its
      Restricted Subsidiaries to comply with Sections 4.10, 4.15 or 5.01 of the
      Indenture; (iv) failure by the Company or any of its Restricted
      Subsidiaries for 60 days after notice to the Company by the Trustee or the
      Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture; (v) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vi)
      certain final and non-appealable judgments for the payment of money that remain undischarged for a period of 60 days and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed; (vii) except as permitted by the Indenture, any Note
      Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any
      Guarantor or any Person acting on its behalf denies or disaffirms its obligations under such Guarantor's Note Guarantee; (viii) certain events of bankruptcy or insolvency described in the Indenture with respect to the
      Company or any Restricted Subsidiary of the Company that is a Significant
      Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary. If any Event of
      Default occurs and is continuing, the Trustee or the Holders of at least
      25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency (described in clause (viii) above), all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture or the TIA. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of
      Default relating to the payment of principal or interest or premium or
      Liquidated Damages, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the
      Indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of
      Default.

                                      A2-7

            (13)  TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee, subject to the relevant provisions of the TIA.

            (14)  NO RECOURSE AGAINST OTHERS. A past, present or future director, officer, employee, partner, manager, agent, member incorporator
      (or Person forming any limited liability company) or stockholder of the
      Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or the Guarantors under the Notes, the Note
      Guarantees, the Registration Rights Agreement or the Indenture or for any
      claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note and a Note Guarantee waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Note Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such waiver is against public policy.

            (15)  AUTHENTICATION. This Note will not be valid until
      authenticated by the manual signature of the Trustee or an authenticating agent.

            (16)  ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN
      ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and
      U/G/M/A (= Uniform Gifts to Minors Act).

            (17)  ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders of Notes under the Indenture, Holders of this
      Regulation S Temporary Global Note will have all the rights set forth in the Registration Rights Agreement dated as of February 7, 2006, between the Company and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders thereof will have the rights set forth in one or more registration rights agreements, if any, among the
      Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any
      Additional Notes (collectively, the "Registration Rights Agreement").

            (18)  CUSIP NUMBERS. Pursuant to a recommendation promulgated by the
      Committee on Uniform Security Identification Procedures, the Company has
      caused CUSIP numbers to be printed on the Notes, and the Trustee may use
      CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

            (19)  GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL
      GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE
      GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF
      LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION
      WOULD BE REQUIRED THEREBY.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.
Requests may be made to:

RathGibson, Inc.
2505 Foster Avenue

                                      A2-8

Janesville, Wisconsin 53547
Attention: Harley B. Kaplan

                                      A2-9

                                 ASSIGNMENT FORM

      To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________

                                        Your Signature: ________________________
                                           (Sign exactly as your name appears on
                                                          the face of this Note)

Signature Guarantee*: ______________________

*     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A2-10

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

           [ ] Section 4.10                        [ ] Section 4.15

      If you want to elect to have only part of the Note purchased by the
Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                 $_____________

Date: _______________

                                        Your Signature: ________________________
                                           (Sign exactly as your name appears on
                                                          the face of this Note)

                                        Tax Identification No.: ________________

Signature Guarantee*: _______________________

*     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A2-11

  SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTE

      The following exchanges of a part of this Regulation S Temporary Global
Note for an interest in another Global Note, or exchanges of a part of another other Restricted Global Note for an interest in this Regulation S Temporary
Global Note, have been made:

                                                             Principal Amount
                       Amount of            Amount of       of this Global Note     Signature of
                      decrease in          increase in        following such     authorized officer
                   Principal Amount     Principal Amount         decrease           of Trustee or
Date of Exchange  of this Global Note  of this Global Note     (or increase)          Custodian
________________  ___________________  ___________________  ___________________  __________________

                                      A2-12

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

RathGibson, Inc.
2505 Foster Avenue
Janesville, Wisconsin 53547

The Bank of New York
101 Barclay Street, 8W
New York, New York 10286

      Re: 11.25% Senior Notes due 2014

      Reference is hereby made to the Indenture, dated as of February 7, 2006
(the "Indenture"), among RathGibson, Inc., as issuer (the "Company") and The
Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      ___________________, (the "Transferor") owns and proposes to transfer the
Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex
A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

      1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN
THE 144A GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO RULE 144A. The
Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or
Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a
"qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the
Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement
Legend printed on the 144A Global Note and/or the Restricted Definitive Note and
in the Indenture and the Securities Act.

      2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN
THE REGULATION S TEMPORARY GLOBAL NOTE, THE REGULATION S PERMANENT GLOBAL NOTE
OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the
Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United
States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y)
the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United
States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities
Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a
U.S. Person (other than an Initial Purchaser).

                                       B-1

Upon consummation of the proposed transfer in accordance with the terms of the
Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement
Legend printed on the Regulation S Permanent Global Note, the Regulation S
Temporary Global Note and/or the Restricted Definitive Note and in the Indenture
and the Securities Act.

      3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL
INTEREST IN THE IAI GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO ANY
PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The
Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted
Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

            (a)   [ ]  such Transfer is being effected pursuant to and in
      accordance with Rule 144 under the Securities Act;

                                       or

            (b)   [ ]  such Transfer is being effected to the Company or a
      subsidiary thereof;

                                       or

            (c)   [ ]  such Transfer is being effected pursuant to an
      effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities
      Act;

                                       or

            (d)   [ ]  such Transfer is being effected to an Institutional
      Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule
      903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global
      Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by a certificate executed by the
      Transferee in the form of Exhibit D to the Indenture and an Opinion of
      Counsel provided by the Transferor or the Transferee (a copy of which the
      Transferor has attached to this certification), to the effect that such
      Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and
      in the Indenture and the Securities Act.

      4.  [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN
AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

      (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is
being effected pursuant to and in accordance with Rule 144 under the Securities
Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private
Placement Legend are not required in order to maintain compliance with the
Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or

                                       B-2

Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global
Notes, on Restricted Definitive Notes and in the Indenture.

      (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is
being effected pursuant to and in accordance with Rule 903 or Rule 904 under the
Securities Act and in compliance with the transfer restrictions contained in the
Indenture and any applicable blue sky securities laws of any state of the United
States and (ii) the restrictions on transfer contained in the Indenture and the
Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or
Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global
Notes, on Restricted Definitive Notes and in the Indenture.

      (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer
is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or
Rule 904 and in compliance with the transfer restrictions contained in the
Indenture and any applicable blue sky securities laws of any State of the United
States and (ii) the restrictions on transfer contained in the Indenture and the
Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or
Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or
Restricted Definitive Notes and in the Indenture.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        ________________________________________
                                            [Name of Transferor]

                                        By: ____________________________________
                                            Name:
                                            Title:

Dated: ____________________

                                       B-3

                       ANNEX A TO CERTIFICATE OF TRANSFER

      1.    The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

                  (a) [ ] a beneficial interest in the:

                      (i)     [ ] 144A Global Note (CUSIP _________), or

                      (ii)    [ ] Regulation S Global Note (CUSIP ______), or

                      (iii)   [ ] IAI Global Note (CUSIP _________); or

                  (b) [ ] a Restricted Definitive Note.

      2.    After the Transfer the Transferee will hold:

                                   [CHECK ONE]

                  (a) [ ] a beneficial interest in the:

                      (i)     [ ] 144A Global Note (CUSIP _________), or

                      (ii)    [ ] Regulation S Global Note (CUSIP _________), or

                      (iii)   [ ] IAI Global Note (CUSIP _________); or

                      (iv)    [ ] Unrestricted Global Note (CUSIP _________); or

                  (b) [ ] a Restricted Definitive Note; or

                  (c) [ ] an Unrestricted Definitive Note,

                  in accordance with the terms of the Indenture.

                                       B-4

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

RathGibson, Inc.
2505 Foster Avenue
Janesville, Wisconsin 53547

The Bank of New York
101 Barclay Street, 8W
New York, New York 10286

      Re: RathGibson, Inc. 11.25% Senior Notes due 2014

                             (CUSIP ______________)

      Reference is hereby made to the Indenture, dated as of February 7, 2006
(the "Indenture"), between RathGibson, Inc., as issuer (the "Company"), and the
Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

      1.    EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A
RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS
IN AN UNRESTRICTED GLOBAL NOTE

      (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global
Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted
Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the
Restricted Global Notes and pursuant to and in accordance with the Securities
Act, (iii) the restrictions on transfer contained in the Indenture and the
Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL
INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted
Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to
Restricted Definitive Notes and pursuant to and in

                                       C-1

accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO
UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a
Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not
required in order to maintain compliance with the Securities Act and (iv) the
Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      2.    EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN
RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS
IN RESTRICTED GLOBAL NOTES

      (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted
Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private
Placement Legend printed on the Restricted Definitive Note and in the Indenture
and the Securities Act.

      (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL
INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the
Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE]
[ ] 144A Global Note, [ ] Regulation S Global Note, [ ] IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such
Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed
Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private
Placement Legend printed on the relevant Restricted Global Note and in the
Indenture and the Securities Act.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                            ____________________________________
                                            [Name of Transferor]

                                        By: ____________________________________
                                            Name:
                                            Title:

Dated: ____________________

                                       C-2

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

RathGibson, Inc.
2505 Foster Avenue
Janesville, Wisconsin 53547

The Bank of New York
101 Barclay Street, 8W
New York, New York 10286

      Re: RathGibson, Inc. 11.25% Senior Notes due 2014

      Reference is hereby made to the Indenture, dated as of February 7, 2006
(the "Indenture"), between RathGibson, Inc., as issuer (the "Company"), and The
Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      In connection with our proposed purchase of $____________ aggregate principal amount of:

      (a) [ ] a beneficial interest in a Global Note, or

      (b) [ ] a Definitive Note,

      we confirm that:

      1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of
1933, as amended (the "Securities Act").

      2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

      3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the
Company such certifications, legal opinions and other information as you and the
Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                                       D-1

      4.    We are an institutional "accredited investor" (as defined in Rule
501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

      5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

      You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        ________________________________________
                                          [Insert Name of Accredited Investor]

                                        By:____________________________________
                                           Name:
                                           Title:

Dated: _______________________________

                                       D-2

                                                                       EXHIBIT E

                          FORM OF NOTATION OF GUARANTEE

      For value received, each Guarantor (which term includes any successor
Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of February 7, 2006 (the "Indenture")
between RathGibson, Inc., (the "Company") and The Bank of New York, as trustee
(the "Trustee"), (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of
(including any interest, if lawful, on overdue principal of, and interest or
Liquidated Damages, if any, on the Notes), the due and punctual performance of all other Obligations of the Company to the Holders or the Trustee all in
accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of
Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

      Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

                                        [NAME OF GUARANTOR(S)]

                                        By: ____________________________________
                                            Name:
                                            Title:

                                       E-1

                                                                       EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

      SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
________________, 200__, among _________________ (the "Guaranteeing
Subsidiary"), a subsidiary of RathGibson, Inc. (or its permitted successor), a
Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of February 7, 2006 providing for the issuance of 11.25% Senior Notes due 2014 (the "Notes");

      WHEREAS, the Indenture provides that under certain circumstances the
Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

      WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the
Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

      1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

      2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

      3.    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, partner, manager, incorporator (or Persons forming a limited liability company), stockholder or agent or member of the Guaranteeing
Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the
Indenture, the Registration Rights Agreement or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note and a Note
Guarantee waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.
Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

      4.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK
SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING
EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE
APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                                       F-1

                                                                       EXHIBIT F

      5.    COUNTERPARTS. The parties may sign any number of copies of this
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

      7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental
Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

                                       F-2

                                                                       EXHIBIT F

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

      Dated:  _______________, 20___

                                        [GUARANTEEING SUBSIDIARY]

                                        By: _______________________________
                                            Name:
                                            Title:

                                        RATHGIBSON, INC.

                                        By: _______________________________
                                            Name:
                                            Title:

                                        [EXISTING GUARANTORS]

                                        By: _______________________________
                                            Name:
                                            Title:

                                        THE BANK OF NEW YORK,
                                         as Trustee

                                        By: _______________________________
                                            Authorized Signatory

                                       F-3